Execution Copy

UPS 401(k) SAVINGS PLAN
AMENDMENT AND RESTATEMENT
EFFECTIVE AS OF JULY 1, 2016

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Section 15.1	Headings	66
Section 15.2	Construction	66
Section 15.3	Counterparts	67
Section 15.4	Prohibition Against Attachment	67
Section 15.5	Benefits Supported Only by the Trust Funds	68
Section 15.6	Satisfaction of Claims	68
Section 15.7	Nonreversion	68
Section 15.8	Top‑Heavy Plan	69
Section 15.9	USERRA	71
Section 15.10	Family and Medical Leave Act	71
Section 15.11	No Estoppel of Plan	72

APPENDIX

APPENDIX 1.25		74
APPENDIX 4.1		76
APPENDIX 4.2		78
APPENDIX 5.2 MAXIMUM BENEFITS		80
APPENDIX 7.1		84
APPENDIX 9.4		86
APPENDIX 14.3		92
APPENDIX 15.9		98
APPENDIX A PUERTO RICO QUALIFICATION		99

UPS 401(k) SAVINGS PLAN
EFFECTIVE AS OF JANUARY 1, 2014

PURPOSE
This UPS 401(k) Savings Plan ("Plan") was originally established effective as of July 1, 1988 to permit individuals not covered by a collective bargaining agreement who are employed by United Parcel Service of America, Inc. or another Employer Company to put money aside for retirement, on a pre‑tax or after‑tax basis, to supplement that which they will receive from Social Security and other pension or retirement plans in which they participate.
The Plan was amended and restated effective as of December 31, 2008 to merge the UPS Qualified Stock Ownership Plan with and into this Plan, to amend the Plan to provide for employer matching contributions, to amend for final Code § 415 regulations, and to amend the Plan for other general plan revisions.
The Plan was amended and restated effective as of January 1, 2014 to incorporate several amendments, to make revisions required by United States v. Windsor, 570 U.S. 12, 133 S. Ct. (2013), and to make certain other amendments.
The Plan is hereby amended and restated effective July 1, 2016 to incorporate certain other changes, including the addition of the UPS Retirement Contribution, to make certain changes to the automatic enrollment feature, and to make certain other changes and amendments to the Plan.
Participants who earn an Hour of Service on or after the Effective Date shall be subject to the provisions of this Plan. All other Participants shall be subject to the terms and provisions of the Prior Plan.
The distribution of benefits for all Participants (whether employed by the Employer before or after the Effective Date) that had not yet commenced prior to the Effective Date of this amendment and restatement shall be governed by the provisions of this Plan.
Article I.DEFINITIONS
The following words and phrases have the following meanings:
Section 1.1    Account - means the aggregate of a Participant’s Pre-Tax Contribution Account; After-Tax Contribution Account; Rollover Contribution Account; UPS Retirement Contribution Account; SavingsPLUS Account; Roth Contribution Account, Top Heavy Account; and, Merged Account; established, respectively, under Articles III, IV and Appendix 14.3.

Section 1.2    Accounting Period ‑ means the period beginning on the first day of each calendar quarter and ending on the last day of such quarter.
Section 1.3    Actual Contribution Percentage (“ACP”) ‑ means for each Participant who is eligible to make Pre‑Tax Contributions at any time during the Plan Year, the ratio (expressed as a percentage) of (a) the sum of the After‑Tax Contributions and the SavingsPLUS Contributions, if any, credited to his or her Account for such Plan Year to (b) his or her Compensation for the Plan Year.
Section 1.4    ACP Test ‑ means the Code § 401(m) nondiscrimination test as described in Section 5.5.
Section 1.5    Actual Deferral Percentage (“ADP”) – means for each Participant who is eligible to make Pre-Tax Contributions at any time during the Plan Year, the ratio (expressed as a percentage) of (a) the Pre‑Tax Contributions with the meaning of Section 5.4(b) credited to his or her Account for such Plan Year to (b) his or her Compensation for the Plan Year.
Section 1.6    ADP Test ‑ means the Code § 401(k) nondiscrimination test described in Section 5.4.
Section 1.7    Affiliate ‑ means the Employer and any trade or business, whether or not incorporated, that is considered to be a single employer with the Employer under Code § 414(b), (c), (m) or (o). However, in applying Code § 414 solely for purposes of Appendix 5.2, the phrase “more than 50%” is substituted for the phrase “at least 80%” each place it appears in Code § 1563(a)(1).
Section 1.8    Affirmative Election - means an election (a) through the regular or pinless enrollment system for the Plan (i) to make, or not make, Pre-Tax Contributions, After-Tax Contributions, Catch-Up Contributions or Roth Contributions or (ii) to utilize the automatic escalation of Pre-Tax Contributions or (b) an Affirmative Investment Election as defined in Section 7.2(b).
Section 1.9    Affirmative Investment Election – means a Participant’s election to direct his or her Account in accordance with Section 7.2(a).
Section 1.10    After‑Tax Contribution ‑ means a contribution to the Plan at the election of a Participant in accordance with Section 3.2 through payroll deduction that is includible in his or her gross income for federal income tax purposes.

Section 1.11    After‑Tax Contribution Account ‑ means the subaccount maintained as a part of a Participant’s Account to show his or her interest attributable to the Participant’s After-Tax Contributions and amounts attributable to after-tax contributions under another qualified plan transferred pursuant to a merger or other event described in Section 14.3 to the extent described in Appendix 14.3.
Section 1.12    Automatic Enrollment Deadline - means the Friday immediately following the 90th day following the later of his or her (i) Employment Commencement Date, (ii) Reemployment Commencement Date, or (iii) date of transfer into Eligible Employee status.
Section 1.13    Beneficiary ‑ means the person or persons so designated in accordance with Section 9.6 by a Participant or by operation of this Plan to receive any Plan benefits payable on account of the death of such Participant.
Section 1.14    Board ‑ means the Board of Directors and/or the Executive Committee of United Parcel Service of America, Inc.
Section 1.15    Break in Service - means an Eligibility Computation Period during which an individual does not complete more than 500 Hours of Service.
Section 1.16    Catch-Up Contributions ‑ means an additional contribution to the Plan in accordance with Section 3.1(c) or, for Puerto Rico Employees, Section 3.1(d). Catch-Up Contributions may include Roth Contributions.
Section 1.17    Code ‑ means the Internal Revenue Code of 1986, as amended, or any successor statute.
Section 1.18    Collectively Bargained Plan ‑ means any plan (other than a multiemployer plan) that incorporates a cash or deferred arrangement as described in Code § 401(k) and is sponsored by the Employer pursuant to a collective bargaining agreement in effect between the Employer and any union, local or lodge of any union or any bargaining agent for any union which such union, local, lodge or bargaining agent and the Employer have provided that some or all of the employees in the bargaining unit shall be covered by such plan.
Section 1.19    Committee ‑ means the administrative committee described in ARTICLE XIII.

Section 1.20    Disability ‑ means a medically determinable physical or mental impairment as a result of which the Participant is disabled and qualified for disability benefits under (a) the United States Social Security Act, (b) a long term disability plan to which an Employer Company contributes or provides benefits for the Participant or (c) workers compensation laws.
Section 1.21    Eligible Compensation – means, unless otherwise specified in Appendix 14.3, for each Participant who is an Eligible Employee all compensation or wages payable to him or her for the Plan Year by reason of his or her employment (or deemed employment such as for an eligible leave of absence, paid vacation, military leave, etc.) by an Employer Company before any payroll deductions, but excluding:
(a)    bonuses;
(b)    amounts allocated or benefits paid under any employee benefit plan or program, whether or not the plan or program is subject to ERISA or the benefit paid thereunder is taxable (other than paid time off or discretionary days, Pre‑Tax Contributions and salary reduction contributions made on behalf of an Employee to the UPS Flexible Benefits Plan or other plan described in Code § 125 and, amounts allocated under the UPS Deferred Compensation Plan, as amended from time to time, and/or the UPS Deferred Compensation Plan 2000);
(c)    amounts payable under any incentive compensation plan or program (other than commissions and sales incentives);
(d)    MIP awards (other than the portion of a MIP award that a Participant may elect to have paid in the form of cash and only for purposes of determining that Participant’s Pre-Tax Contributions and After-Tax Contributions);
(e)    stock options;
(f)    foreign service differentials;
(g)    severance pay;
(h)    expense reimbursements;
(i)    grievance awards (other than back pay);
(j)    fringe benefits;

(k)    all compensation classified as “miscellaneous”; and
(l)    tool allowance.
Eligible Compensation includes only “compensation” as defined in Code § 415(c)(3) and Section 3.2 of Appendix 5.2, Maximum Benefits.
The annual Eligible Compensation of each Participant taken into account under the Plan shall not exceed $265,000, as adjusted for cost-of-living increases in accordance with Code § 401(a)(17)(B).

A Participant receiving a differential wage payment (as described in Code § 414(u)(12)) shall be treated as an employee of the Employer making the differential wage payment for purposes of this Plan and the differential wage payment shall be treated as Eligible Compensation.
Section 1.22    Eligible Employee ‑ means any Employee other than an Employee:
(a)    whose terms and conditions of employment are governed by a collective bargaining agreement to which an Employer Company is a party, unless the collective bargaining agreement expressly provides for coverage under this Plan;
(b)    who is a nonresident alien receiving no earned income from an Employer Company from sources within the United States (as described more fully in Code § 410(b)(3)(C)); or
(c)    who is eligible to participate in any other Code § 401(k) cash or deferred arrangement maintained by an Employer Company (other than the Plan).
Members of the Board as such shall not be considered as Eligible Employees unless they also qualify as such pursuant to the preceding sentence. Under no circumstances will an individual who performs services for an Employer Company, but who is not, an Employee as defined in Section 1.23, such as for example, an individual performing services for an Employer Company under a leasing arrangement, be treated as an Eligible Employee even if such individual is treated as an “employee” of an Employer Company as a result of common law principals or the leased employee rules under Code § 414(n). Further, if an individual performing services for an Employer Company is retroactively reclassified as an employee of an Employer Company for any reason (whether pursuant to court order, settlement negotiation, arbitration, mediation, government agency (e.g. IRS) reclassification or otherwise), such reclassified individual shall not be treated as an Eligible Employee for any period prior to the actual date (and not the effective date) of such reclassification unless an Employer Company determines that retroactive reclassification is necessary to correct a payroll classification error.
Section 1.23    Employee ‑ means a person who is classified as an employee on the payroll of an Employer Company and who actually receives United States source income from employment for an Employer Company (or deemed employment, such as on account of eligible leave of absence). Without limiting the foregoing, the following categories of persons shall not be treated as Employees for purposes of the Plan even if they are classified as “employees” on the payroll of an Employer Company unless they receive (or are deemed to receive) income as an employee of an Employer Company in the United States: beneficiaries of Participants, consultants, contractors, offshore employees, and leased employees.
Section 1.24    Employer ‑ means United Parcel Service of America, Inc.
Section 1.25    Employer Company ‑ means the Employer, each corporation or entity listed in Appendix 1.25 and any of the following corporations or entities that adopts the Plan with the approval of the Board of Directors:
(a)    any domestic corporation or entity at least 90% of whose voting stock or voting interests are owned (directly or indirectly) by United Parcel Service, Inc.; and
(b)    any domestic corporation or entity at least 90% of whose voting stock is owned by any corporation or entity described in (a) above.
Section 1.26    Eligibility Computation Period ‑ means the 12 consecutive month period beginning on an individual’s Employment Commencement Date or Reemployment Commencement Date (or any anniversary of either such date) and ending on the date immediately preceding the anniversary of such date (or next succeeding anniversary of such date).
Section 1.27    Employment Commencement Date ‑ means the date on which an individual first performs an hour of service, within the meaning of Labor Regulation § 2530.200b-2, with an Employer Company.
Section 1.28    Entry Date ‑ means the date an Eligible Employee completes his or her first Hour of Service with an Employer Company.

Section 1.29    ERISA ‑ means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.
Section 1.30    Excess Aggregate Contributions ‑ means for any Plan Year the excess of:
(a)    the After-Tax Contributions and SavingsPLUS Contributions made by or on behalf of Highly Compensated Employees for a Plan Year over
(b)    the maximum permissible amount of such contributions for such Plan Year under Code § 401(m) as described in Section 5.5.
Section 1.31    Excess Contributions     ‑ means for any Plan Year the excess of:
(a)    the Pre-Tax Contributions made by or on behalf of Highly Compensated Employees for a Plan Year and which were taken into account in computing his or her Actual Deferral Percentage for such Plan Year over
(b)     the maximum permissible amount of such contributions permitted for such Plan Year under Code § 401(k) as described in Section 5.4.
Section 1.32    Fair Market Value - means:
(a)    for any asset other than UPS Stock, the fair market value of that asset as determined by the Trustee holding the asset,
(b)    For UPS Stock
(1)    For any purpose other than determining the value of UPS Stock upon liquidation, the fair market value of a share of the Class B common stock of United Parcel Service, Inc. (“Class B Stock”), as determined in accordance with the following provisions:
(i)    if shares of Class B Stock are listed on any established stock exchange or a national market system, the reported closing price for a share of Class B Stock as reported by such stock exchange or national market system with respect to its normal trading session or such other source as the Board deems reliable; or
(ii)    if shares of Class B Stock are not listed on any established stock exchange or a national market system, the fair market value of a share of Class B Stock as determined by the Board in its sole and absolute discretion.
(2)    For purposes of determining the value of UPS Stock upon liquidation on any trading day,
(i)    If the UPS Stock is liquidated at a time when shares of Class B Stock are listed on any established stock exchange or a national market system, the average sales price of the UPS Stock sold by the Plan on that day; or
(ii)    If the UPS Stock is liquidated at a time when shares of Class B Stock are not listed on any established stock exchange or a national market system, the fair market value of a share of Class B Stock as determined by the Board in its sole and absolute discretion.
Section 1.33    Highly Compensated Employee ‑
(a)    General. The term “Highly Compensated Employee” means each Participant who is an Eligible Employee performing services for an Affiliate during the Plan Year and
(3)    who at any time during the Plan Year or the preceding Plan Year was a 5% owner of an Affiliate (as defined in Code § 416(i)(1)(B)(I)), or
(4)    who for the preceding Plan Year received Compensation in excess of $120,000 (indexed in accordance with Code § 415(d)).
(b)    Additional Rules.
(1)    The determination of which Eligible Employees are Highly Compensated Employees is subject to Code § 414(q) and any regulations, rulings, notices or procedures under that Section.
(2)    Employers aggregated under Code § 414(b), (c), (m) or (o) will be treated as a single employer for purposes of this Section 1.33.
Section 1.34    Hour of Service ‑
(a)    General. The term “Hour of Service” means each hour for which an individual:

(1)    is paid, or entitled to payment, for the performance of duties for an Affiliate;
(2)    is paid, or entitled to payment (directly or indirectly) for periods during which no duties are performed due to vacation, holiday, illness, short-term disability or incapacity pursuant to which payments are received in the form of salary continuation or from a short-term disability plan or worker’s compensation plan sponsored by an Affiliate or to which an Affiliate contributes, layoff, jury duty, military duty which gives rise to reemployment rights under Federal law, or paid leave of absence (including a period where an employee remains on salary continuation during a period of illness or incapacity);
(3)    is paid by an Affiliate for any reason an amount as “back pay,” irrespective of mitigation of damages; or
(4)    is on an unpaid leave of absence, including (i) by reason of the pregnancy of the individual, (ii) by reason of the birth of a child of the individual, (iii) by reason of the placement of a child with the individual in connection with the adoption of such child by the individual or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement.
(b)    Additional Rules. Notwithstanding the foregoing,
(1)    An individual will earn Hours of Service credit without regard to whether such individual is treated as an “employee” of an Affiliate as a result of the application of common law principles or by operation of Code § 414(n).
(2)    An individual will be credited with 190 Hours of Service for the performance of duties with respect to each regularly-scheduled calendar work month in which such individual would, under the rules described herein, have earned at least one Hour of Service.
Section 1.35    Investment Options - means the investment alternatives selected by the Committee pursuant to Section 7.1.
Section 1.36    Investment Manager ‑ means a person (a) who is registered as an investment advisor under the Investment Advisers Act of 1940 (the “Act”), a bank, as defined in the Act, or an insurance company that, within the meaning of ERISA § 3(38), is qualified to manage, acquire and dispose of the assets of an employee benefit plan under the laws of more than one state, and (b) who is appointed as an investment manager.
Section 1.37    Merged Account ‑ means the subaccount maintained as a part of a Participant’s Account to show his or her interest attributable to amounts that have been transferred from another qualified plan pursuant to a merger or other transaction described in Section 14.3 and which are not allocated to his or her Pre-Tax Contribution Account, After-Tax Contribution Account, UPS Retirement Contribution Account, SavingsPLUS Account, Roth Contribution Account or Rollover Contribution Account.
Section 1.38    MIP - means the UPS Management Incentive Program and the UPS International Management Incentive Program, each as in effect from time to time.
Section 1.39    Nonhighly Compensated Employee ‑ means for each Plan Year each Participant who is an Eligible Employee performing services for an Affiliate during the Plan Year and who is not a Highly Compensated Employee.
Section 1.40    Participant ‑ means (a) each Eligible Employee who satisfied the requirements for participation set forth in Section 2.1 and (b) each other person (other than an alternate payee as defined in Code § 414(p)(8) or a Beneficiary) for whom an Account is maintained as a result of contributions made under this Plan or amounts transferred to this Plan.
Section 1.41    Period of Service ‑ means the period of time beginning on an individual’s Employment Commencement Date or Reemployment Commencement Date, whichever is applicable, and ending on the date a Break in Service begins. A Period of Service of 12 months is equal to one full year of service.
Section 1.42    Plan ‑ means this UPS 401(k) Savings Plan as set forth in this document and all subsequent amendments to this document.
Section 1.43    Plan Year ‑ means the calendar year.
Section 1.44    Pre-Tax Contribution     - means a contribution to the Plan at the election, or deemed election, of a Participant in accordance with Section 3.1, Pre-Tax Contributions and Section 3.3, Roth Contributions. However, the term “Pre-Tax Contributions” shall not include Roth Contributions for purposes of Sections 1.45, Pre-Tax Contribution Account; 3.1, Pre-Tax Contributions; or 9.8(c), Hardship Withdrawals.

Additionally, the following elective deferrals and Roth contributions will be treated as Pre-Tax Contributions for purposes of determining the SavingsPLUS Contribution (a) with respect to an individual who becomes eligible to make Pre-Tax Contributions under the Plan during any Plan Year as a result of his or her no longer being covered under a collective bargaining agreement, his or her elective deferrals (within the meaning of Code § 402(g)) and Roth contributions (within the meaning of Code § 402A) under a Collectively Bargained Plan prior to the latest date in such Plan Year on which he or she became eligible to make Pre-Tax Contributions (other than elective deferrals and Roth contributions with respect to which a matching contribution (within the meaning of Code § 401(m)) of any amount was made under the Collective Bargaining Plan) and (b) with respect to an individual who was a Participant in a plan that merged into and became a part of the Plan who becomes eligible to make Pre-Tax Contributions as a result of a merger of that plan into the Plan, his or her elective deferrals (within the meaning of Code § 402(g)) and Roth contributions (within the meaning of Code § 402A) made under such merged plan in the Plan Year in which he or she first became eligible to make Pre-Tax Contributions.
Section 1.45    Pre-Tax Contribution Account ‑ means the subaccount maintained as part of a Participant’s Account to show his or her interest attributable to Pre-Tax Contributions and amounts attributable to pre-tax contributions under another qualified plan transferred pursuant to a merger or other transaction described in Section 14.3 to the extent provided in Appendix 14.3.
Section 1.46    Reemployment Commencement Date ‑ means for an individual who has a Break in Service, an adjusted employment commencement date, which is the first date on which that an individual performs an Hour of Service following a Severance from Employment.
Section 1.47    Regular Eligible Compensation - means Eligible Compensation excluding, compensation for unused discretionary days and the portion of the MIP award that a Participant may elect to have paid in the form of cash.
Section 1.48    Rollover Contribution ‑ means a contribution described in Section 3.7.
Section 1.49    Rollover Contribution Account ‑ means the subaccount maintained as part of a person’s Account to show his or her interest attributable to Rollover Contributions, and amounts attributable to rollover contributions under another qualified plan transferred pursuant to a merger or other transaction described in Section 14.3 to the extent provided in Appendix 14.3.

Section 1.50    Roth Contribution - means a contribution described in Section 3.3.
Section 1.51    Roth Contribution Account – means the subaccount maintained as part of a Participant’s Account to show his or her interest attributable to Roth Contributions (including investment gains and losses on such contributions) and amounts attributable to Roth Contributions under another qualified plan transferred pursuant to a merger or other transaction described in Section 14.3 to the extent provided in Appendix 14.3.
Section 1.52    SavingsPLUS Contribution ‑ means the SavingsPLUS Contribution in respect of a Participant’s Pre-Tax Contributions.
Section 1.53    SavingsPLUS Account ‑ means the subaccount maintained as a part of a Participant’s Account to show his or her interest attributable to SavingsPLUS Contributions and amounts attributable to matching contributions under another qualified plan transferred pursuant to a merger or other transaction described in Section 14.3 to the extent provided in Appendix 14.3.
Section 1.54    Self-Managed Account - means an Investment Option that allows a Participant to invest directly in stocks, bonds or mutual funds of his or her choice subject to such rules as are established from time to time by the Committee.
Section 1.55    Severance from Employment ‑ means the date on which an individual terminates employment with all Affiliates by reason of a voluntary quit, retirement, death, period of Disability of more than 52 weeks, discharge, failure to return from layoff or authorized leave of absence, or for any other reason (unless a grievance is pending) provided such separation constitutes a "severance from employment" within the meaning of Code § 401(k) and further provided that a Severance from Employment shall not occur with respect to any Participant as a result of a transaction if his or her new employer following the transaction agrees to assume this Plan or agrees to assume assets and liabilities of this Plan attributable to such Participant. A discharge will not be treated as a Severance from Employment while a grievance is pending but, if the discharge is upheld, will be treated as a Severance from Employment as of the date of the discharge.
A transfer from one Affiliate to another will not result in a Severance from Employment.
A discharge will not result in a Severance from Employment for any purpose while a grievance is pending but, if the discharge is upheld, the Severance from Employment will be the date of the discharge.

Section 1.56    Spouse - means the person to whom a Participant is lawfully married as of the earlier of the date his or her benefit payments commence or death, provided that Spouse shall instead mean another Spouse of a Participant to the extent required by a qualified domestic relations order. Effective June 26, 2013, “Spouse” includes an individual married to a person of the same sex if the marriage was validly entered into in a state whose laws authorize such marriages, even if the married couple is domiciled in a state that does not recognize the validity of same-sex marriages. For this purpose, "state" means any domestic or foreign jurisdiction having the legal authority to sanction marriages. The Plan shall comply with any and all applicable legal requirements resulting from the holding of United States v. Windsor, 570 U.S. 12, (2013), including, without limitation, Rev. Rul. 2013-17, 2013-38 I.R.B. 201 and I.R.S. Notice 2014-19, 2014-17 I.R.B. 979. For the avoidance of doubt, the term "Spouse" shall not include individuals (whether of the opposite sex or same sex) who have entered into a registered domestic partnership, civil union, or other similar formal relationship recognized under state law that is not denominated as a marriage under the laws of the state. Prior to June 26, 2013, the term  “Spouse” included a person of the same sex as the Participant if such person or the Participant presented the Committee with a valid marriage certificate for the Participant and such person from a state in which same sex marriage was sanctioned and such person was treated as the Participant’s Spouse on a prospective basis.
Section 1.57    Top-Heavy Account - means the subaccount maintained as a part of a Participant’s Account to show his or her interest attributable to Top-Heavy Contributions.
Section 1.58    Top-Heavy Contributions - means the contribution described in Section 4.3.
Section 1.59    Trust Fund ‑ means the assets held by the Trustee under this Plan.
Section 1.60    Trustee or Trustees ‑ means the banks, trust companies or other financial institutions with trust powers acting from time to time as trustees for the Trust Funds pursuant to ARTICLE XI.
Section 1.61    UPS Stock - means the Class A common stock of United Parcel Service, Inc.
Section 1.62    UPS Stock Fund - means the Investment Option invested primarily in UPS Stock.
Section 1.63 UPS Retirement Contribution - means the nonelective Employer contribution to eligible Participants, as described in Section 4.2.

Section 1.64 - UPS Retirement Contribution Account means the subaccount maintained as a part of a Participant’s Account to show his or her interest attributable to UPS Retirement Contributions.
Section 1.65 - UPS Retirement Contribution Years of Service means the number of years of service determined as of the last day of the Plan Year and used for purposes of calculating the UPS Retirement Contribution as described in Section 4.2. A Participant shall generally be credited with a UPS Retirement Contribution Year of Service as of each anniversary date from such Participant’s original date of hire with the Employer or an Employer Company.
Section 1.65    VRU ‑ means the automated voice response unit or any other voice or electronic medium maintained for the purpose of effecting communications under the Plan.
Article II.    PARTICIPATION
Section 2.1    General. Each Eligible Employee will become a Participant on the Entry Date coinciding with or immediately following his or her completion of an Hour of Service as an Eligible Employee.
Section 2.2    Application to Participate. Each Participant who is an Eligible Employee may enroll in the Plan by making an affirmative election to make a contribution to the Plan under Article III in accordance with procedures prescribed by the Committee or by being deemed to have elected to make a Pre-Tax Contribution under Section 3.1(b). The Committee shall promptly process the Participant’s enrollment and confirm the enrollment of such Participant and his or her elections to make contributions.
Section 2.3    Transfers.
(a)    Transfer to Position Not Covered by Plan. If a Participant loses his or her status as an Eligible Employee because he or she is transferred to an Affiliate that is not an Employer Company or because he or she is transferred to a position with an Employer Company that is not an Eligible Employee position, he or she shall cease to be eligible to make any contributions under this Plan pursuant to Article III, but his or her Account shall continue to be maintained under this Plan until he or she receives a distribution of his or her entire Account or such Account is transferred to another qualified plan.
(b)    Transfer of Account from Another Employer Company Plan. This Section 2.3(b) will be effective on and after the date it is activated by the Committee.

To the extent provided in Appendix 2.3 (which will be written and amended by or at the direction of the Committee), the Committee may permit the contribution of funds to a Participant’s Account which represent the transfer of his or her account from any other § 401(k) cash or deferred arrangement maintained by an Employer Company. Such funds shall be transferred in accordance with procedures established by the Committee and shall be held in the appropriate subaccount.
Section 2.4    Correction. If the Committee discovers that an individual it determined to be a Participant is in fact not a Participant, the Committee will as soon as practicable after such discovery make such corrections or refunds as it deems appropriate. If the Committee discovers that a Participant was not treated as covered under the Plan, the Committee as soon as practicable will take such action as it deems appropriate and proper under the circumstances.
Section 2.5    Reemployment. If a Participant has a Severance from Employment, he or she will again become eligible to make contributions under this Plan pursuant to Article 2.1.
Section 2.6    Not a Contract of Employment. This Plan is intended only to encourage Eligible Employees to save for their retirement. This Plan is not a contract of employment. Thus, participation in this Plan will not give any person either the right to be retained as an employee or, upon such person’s termination of employment, the right to any interest in the Trust Funds other than his or her interest as expressly set forth in this Plan.
Article III.    EMPLOYEE CONTRIBUTIONS, ROLLOVER CONTRIBUTIONS AND TRANSFERS
Section 3.1    Pre-Tax Contributions.
(a)    Voluntary Elections. Subject to the rules and limitations in this Section 3.1 and in Article 5, each Participant who is an Eligible Employee (other than an Eligible Employee employed in Puerto Rico) may elect to make Pre-Tax Contributions through authorizing the pre-tax payroll deduction of:
(1)    from 1% to 50% (35% for Eligible Employees employed in Puerto Rico), in 1% increments, of his or her Regular Eligible Compensation for each pay period;

(2)     from 1% to 100%, in 1% increments, of his or her Eligible Compensation attributable to his or her discretionary days pay off;
(3)    from 1% to 100%, in 1% increments, of the portion of his or her Eligible Compensation attributable to the portion of his or her MIP award that he or she may elect to have paid in the form of cash (less amounts withheld for FICA and Medicare taxes); and
(4)    from 1% to 100%, in 1% increments, of the portion of his or her Eligible Compensation attributable to sales incentive program bonus payments.
Roth Contributions and Pre-Tax Contributions combined may not exceed 50% (35% for Eligible Employees employed in Puerto Rico) of his or her Regular Eligible Compensation for any pay period.

(b)    Deemed Enrollment and Automatic Annual Increases.
(1)    Deemed Enrollment Election.
(i)    Deemed Enrollment. Subject to the rules and limitations in this Section 3.1 and in Article V, and unless otherwise specified in Appendix 14.3, each Participant shall be deemed to have made an election to have his or her Employer Company make Pre-Tax Contributions on his or her behalf in an amount equal to the Default Enrollment Percentage (described below) of Eligible Compensation per payroll period. Notwithstanding the forgoing, a Participant shall not be deemed to have made a Pre-Tax Contribution election in the amount of the Default Enrollment Percentage if he or she makes an Affirmative Election before the Automatic Enrollment Deadline. For Participants hired before July 1, 2016, the Default Enrollment Percentage shall be 3% of Eligible Compensation. For Participants with an Employment Commencement Date, Reemployment Commencement Date, or a transfer from ineligible to Eligible Employee status, on or after July 1, 2016, the Default Enrollment Percentage shall be 6% of Eligible Compensation.
(ii)    Effective Date of Deemed Enrollment. The deemed Pre-Tax Contribution payroll deduction election will be effective as soon as administratively practicable following the applicable Automatic Enrollment Deadline and will continue while he or she remains an Eligible Employee unless and until he or she (i) makes an Affirmative Election, (ii) has the maximum amount of Pre-Tax Contributions for such Plan Year (taking into account the maximum Catch-Up Contributions for such Participant, if applicable) deducted, (iii) becomes ineligible to participate in the Plan (iv) has a deemed annual increase in Pre-Tax Contributions pursuant to Section 3.1(b)(2), or (v) takes a hardship withdrawal under Section 9.8(c).
(2)    Deemed Annual Increase Election. A Participant who is deemed to have made a Pre-Tax Contribution deferral election pursuant to Section 3.1(b)(1), has not made an Affirmative Election and remains an Eligible Employee, shall also be deemed to have elected to increase his or her Pre-Tax Contributions in 1% increments in each Plan Year following the Plan Year of automatic enrollment up to a maximum deferral rate of 10% of Eligible Compensation. Note that previously, the maximum deferral rate for this deemed annual increase election was 6%, but effective July 1, 2016, the maximum shall be increased to 10% and all Participants deemed to have made a Pre-Tax Contribution deferral election pursuant to 3.1(b)(1) shall have the new maximum deferral rate for these purposes applied to their deemed Pre-Tax Contribution deferral election. Any Participant who previously had a 6% maximum deferral rate shall be deemed to have elected to increase his or her Pre-Tax Contributions in 1% increments up to the 10% maximum deferral rate in accordance with the procedures set forth in this paragraph.. The automatic annual increase will be effective in each Plan Year following the Plan Year of automatic enrollment on the first Friday in March for Eligible Employees who are considered for a merit increase in March and on the first Friday in June for all other Eligible Employees. The automatic annual increase will continue while he or she is an Eligible Employee until he or she (i) makes an Affirmative Election, (ii) becomes ineligible to participate in the Plan or (iii) takes a hardship withdrawal under Section 9.8(c).
(3)    Notice of Deemed Elections. Within a reasonable period following an Eligible Employee’s Employment Commencement Date, Reemployment Commencement Date or transfer from ineligible to Eligible Employee status and before the applicable Automatic Enrollment Deadline, the Committee shall provide each Eligible Employee with a notice informing him or her of his or her rights and obligations under this Section 3.1(b) including the following: (1) his or her right to make an Affirmative Election to change the deemed percentage (including 0%), (2) how the Pre-Tax Contributions will be invested in the absence of an Affirmative Election and his or her right to change such election, and (3) the procedures for making any such elections. The Committee shall provide each Eligible Employee who has not made an Affirmative Election with a similar notice within a reasonable period prior to each subsequent Plan Year.
(c)    Catch-Up Contributions. Subject to the rules and limitations in this Section 3.1 and in Article 5 except as otherwise provided, each Participant who is an Eligible Employee (other than an Eligible Employee employed in Puerto Rico) who will attain age 50 or older before the close of the Plan Year shall be eligible to make Catch-Up Contributions, in 1% increments, from 1% to 35% of his or her Regular Eligible Compensation and in accordance with, and subject to the limitations of Code § 414(v). Additionally, each Participant who is an Eligible Employee (other than an Eligible Employee employed in Puerto Rico) who will attain age 50 before the close of the Plan Year shall be eligible to make Catch-Up Contributions in 1% increments from 1% to 100% of the portion of his or her MIP award payable in the form of cash (less amounts withheld for FICA and Medicare taxes). Such Catch-Up Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code §§ 402(g) and 415. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code §§ 401(k)(3), 410(b), or 416, as applicable, by reason of the making of such Catch-Up Contributions. Catch-Up Contributions shall be treated as Pre-Tax Contributions for purposes of Sections 3.5, 3.6, 3.7, 6.2 and Article VII. Catch-Up Contributions shall be credited to a Participant’s Pre-Tax Contribution Account unless the Committee determines that such contributions (and investment gains or losses on such contributions) should be credited to a separate subaccount.
(d)    An election under this Section 3.1 must be made via VRU or in accordance with such other procedures prescribed by the Committee. A participant may make an election to begin making Pre-Tax Contributions on any business day that coincides with or follows the date he or she becomes a Participant. A Participant’s initial payroll deduction contribution election will be effective for the first pay period beginning after his or her election is processed and will continue while the Participant is an Eligible Employee until the Participant changes his or her election in accordance with Section 3.4 or suspends his or her contributions in accordance with Section 3.5.
The Committee has the right at any time unilaterally to reduce prospectively the amount or percentage of Pre-Tax Contributions elected by any Participant who is a Highly Compensated Employee or by all Highly Compensated Employees as a group if it determines that reduction is appropriate in light of the limitations under Section 5.4.
(e)    Accounts. The Pre-Tax Contributions elected by a Participant under Sections 3.1 will be credited to such Participant's Pre-Tax Contribution Account.
Section 3.2    After‑Tax Contributions.
(a)    General. Subject to the rules and limitations in this Section 3.2 and in Article 5, each Participant who is an Eligible Employee may make After-Tax Contributions through authorizing the after-tax payroll deduction of 1% to 5% (in 1% increments) of his or her Regular Eligible Compensation for each pay period.
Such election must be made via VRU or in accordance with such other procedures prescribed by the Committee. A Participant who is an Eligible Employee may elect to begin making After‑Tax Contributions on any business day that coincides with or follows the date he or she becomes a Participant. A Participant’s initial contribution election will be effective for the first pay period beginning after his or her election is processed and will continue while the Participant is an Eligible Employee until the Participant changes his or her election in accordance with Section 3.4.

The Committee has the right at any time unilaterally to reduce prospectively the amount or percentage of After‑Tax Contributions elected by any Highly Compensated Employee or by all Highly Compensated Employees as a group if it determines that reduction is appropriate in light of the limitations under Section 5.5.

(b)    Accounts. The After‑Tax Contributions elected by a Participant under Section 3.2(a) will be credited to such Participant’s After‑Tax Contribution Account.
Section 3.3    Roth Contributions. Subject to the rules and limitations in Article 5, each Participant who is an Eligible Employee (other than an Eligible Employee employed in Puerto Rico) shall be eligible to make Roth Contributions in:

(a)    1% increments from 1% to 50% of his or her Regular Eligible Compensation for each pay period;
(b)    1% increments from 1% to 100% of his or her Eligible Compensation for unused discretionary days off each pay period; and
(c)    1% increments from 1% to 100% of his or her Eligible Compensation from sales incentive program bonus payments.
All Roth Contributions shall be and are made in accordance with and subject to the limitations of Code Section 402A. The sum of Roth Contributions and Pre-Tax Contributions may not exceed 50% of Eligible Compensation for any pay period. Roth Contributions shall be credited to a Participant’s Roth Contributions Account.
Section 3.4    Changes in Contribution Elections.
(a)    General. A Participant who is an Eligible Employee may make an election to change the type or rate of his or her contributions on any business day via VRU or in accordance with such other procedures prescribed by the Committee. Such change in the rate or type of contributions will be effective for the first pay period beginning after his or her election is processed.
(b)    Voluntary Suspension. A Participant may suspend his or her contributions made pursuant to this Article III at any time via VRU or in accordance with such other procedures prescribed for such purpose by the Committee. A Participant’s suspension will be effective for the first pay period beginning after his or her election is processed. Thereafter, the Participant who is an Eligible Employee may make an election to resume contributions in accordance with Sections 3.1, 3.2 or 3.3.
(c)    Change in Eligibility Status. A Participant’s contributions shall automatically stop when he or she ceases to be an Eligible Employee. If a Participant’s status thereafter changes to an Eligible Employee (whether by reemployment or otherwise), he or she may make a new election or will be deemed to have made an election to make contributions in accordance with Sections 3.1, 3.2 or 3.3.
(d)    Hardship Withdrawal. A Participant will be treated as if he or she had elected to completely suspend all contributions for the 6-month period following a hardship withdrawal in accordance with Section 9.8(c), and a Participant who was not making any contributions at the time of the withdrawal will not be allowed to resume making contributions for the 6-month period following a hardship withdrawal. Following the suspension, a Participant may elect to resume making contributions or will be deemed to have made an election in accordance with Section 3.1, 3.2 or 3.3.
(e)    Leave of Absence. A Participant’s contributions will continue to be deducted during any period of paid leave of absence, provided he or she continues to be classified as an Eligible Employee during the leave and continues to be paid through an Employer Company payroll. However, a Participant’s contributions will be suspended during any period of leave of absence if the Eligible Employee is not paid through an Employer Company payroll and not classified as an Employee on an Employer Company’s payroll. Payroll deductions automatically will resume as soon as administratively practicable after the Participant’s resumption of active employment as an Eligible Employee in accordance with the Participant’s election (or deemed election) in effect immediately prior to his or her unpaid leave unless the Participant files an election to suspend contributions to change his or her rate of contributions in accordance with Section 3.4.
Section 3.5    Payment of Contributions to Trustee    . All Participant contributions under this Article III will be paid to the Trustee as soon as practicable after the related payroll deductions are made and, in any event, by the deadlines, if any, established for making those payments under ERISA or the Code.

Section 3.6    Rollovers from Qualified Plans or Conduit IRAs.
(a)    A Participant may contribute to the Plan an amount consisting of an “eligible rollover distribution” (as defined below) from another qualified retirement plan, or “a transfer from a conduit IRA,” (as defined below) (each, a “Rollover Contribution”) provided that the contribution shall not jeopardize the qualification of the Plan or the tax-exempt status of the Trust Funds or create adverse tax consequences for the Employer. A Participant who has incurred a Severance from Employment may make a Rollover Contribution to the Trust Fund in accordance with this Section 3.6(a), provided that the Participant has not otherwise received a distribution of his or her Account pursuant to Section 9.2 and the Participant’s Account balance exceeds one thousand dollars ($1,000). Additionally, the Roth Contribution Account shall be treated as a separate plan for purposes of determining whether a Participant has an Account balance that exceeds one thousand dollars ($1,000).
(b)    Any such Rollover Contribution shall at all times be fully vested and nonforfeitable. Such contribution shall be held in a subaccount under the Participant’s Account (the “Rollover Contribution Account”).
(c)    For purposes of this Section 3.6, an “eligible rollover distribution” means:
(1)    an eligible rollover distribution, within the meaning of Code § 402, which is transferred to this Plan by the Participant no later than sixty (60) days following the date on which the Participant received the distribution from another qualified retirement plan; or
(2)    an eligible rollover distribution, within the meaning of Code § 402, which is transferred to this Plan directly by another qualified retirement plan at the Participant’s direction pursuant to Code § 401(a)(31).
In the case of an eligible rollover distribution described in § 3.7(c)(1) above, the Participant may contribute an amount equal to the gross amount of the distribution, notwithstanding that a portion of the distribution may have been subject to mandatory income tax withholding.
(d)    For purposes of this Section 3.6, “a transfer from a conduit IRA” means: an amount transferred to this Plan within sixty (60) days of the Participant’s receipt of distribution thereof, from an individual retirement account or annuity

(“IRA”) to which no contributions have been made from any source other than amounts which were previously distributed to the Participant as an eligible rollover distribution from another qualified retirement plan subject to Code § 401(a), and which were deposited in such IRA within sixty (60) days of such prior distribution.
(e)    After-tax employee contributions and loans distributed from a qualified retirement plan, annuity contract or IRA may not be contributed to the Plan under this Section 3.6.
(f)    Notwithstanding anything in this Plan to the contrary, in no event shall an “eligible rollover distribution” include any amounts distributed from a designated Roth account (as defined in Treasury Regulation § 1.402A-1, Q&A-1) or a Roth IRA (as defined in Treasury Regulation § 1.408A-8, Q&A-1).
Article IV.    EMPLOYER CONTRIBUTIONS
Section 4.1    SavingsPLUS Contribution.
(a)    Subject to the rules and limitations set forth in this Section 4.1 and in Article 5, an Employer Company shall make the following SavingsPLUS Contribution, if any, for each Accounting Period (unless otherwise specified in Appendix 14.3) on behalf of each Participant who was employed as an Eligible Employee by such Employer Company on the last day of the Accounting Period and each Participant whose last employment as an Eligible Employee was with such Employer Company during the Accounting Period.
The SavingsPLUS Contribution made on behalf of each Participant described in this Section 4.1(a) shall be equal to:
A minus B where:
“A” equals a matching percentage of the Participant’s Pre-Tax Contributions, which is calculated based on (i) the Employer Company that employs such Participant and (ii) the Participant’s most recent Employment Commencement Date, Reemployment Commencement Date, or date of transfer from ineligible to Eligible Employee Status, as specified in Appendix 4.1.
“B” equals the SavingsPLUS Contribution and the matching contribution (within the meaning of Code § 401(m)) under a Merged Plan previously made by any Employer Company with respect to him or her during such Plan Year.
No SavingsPLUS Contributions will be made with respect to any Catch-Up Contributions (unless such contributions are reclassified as Pre-Tax Contributions).
(b)    No SavingsPLUS Contributions on Refunds. No SavingsPLUS Contributions will be made with respect to any Pre-Tax Contributions that are refunded by the Plan or a Collectively Bargained Plan to satisfy Code § 401(k), § 402(g) or § 415. If it is determined that any portion of the SavingsPLUS Contributions credited to a Participant's SavingsPLUS Account is attributable to refunded Pre-Tax Contributions, an amount equal to the value of the SavingsPLUS Contribution attributable to refunded Pre-Tax Contributions automatically will be deducted from the Participant's SavingsPLUS Account and will be treated as a forfeiture.
(c)    Allocation. The SavingsPLUS Contribution, if any, made on behalf of each Participant will be credited to his or her SavingsPLUS Account as of the last day of each Accounting Period , unless otherwise specified in Appendix 14.3
Section 4.2 UPS Retirement Contributions.
(a)     UPS Retirement Contribution. Each Employer Company will make a nonelective cash contribution, referred to herein as the “UPS Retirement Contribution,” to the UPS Retirement Contribution Account of each Participant who meets the eligibility requirements of Section 4.2(c).
(b)    Amount of UPS Retirement Contribution. The amount of the UPS Retirement Contribution for each Participant shall be the percentage of the Participant’s Eligible Compensation for the Plan Year specified in Appendix 4.2, which shall be determined based upon the Employer Company for which such Participant was employed on the last day of the Plan Year and the Participant’s UPS Retirement Contribution Years of Service as set forth in Appendix 4.2.
(c)     Eligibility.    To be eligible to receive a UPS Retirement Contribution for a given Plan Year, the Participant satisfy both (i) and (ii) below:
(i)    The Participant must have an Employment Commencement Date, Reemployment Commencement Date, or be transferred from ineligible to Eligible Employee status, on or after July 1, 2016, and
(ii)    The Participant must be actively employed by an Employer Company that participates in UPS Retirement Contributions (as specified in

Appendix 4.2) on the last day of the Plan Year. If the Participant is not employed by an Employer Company on the last day of the Plan Year for any reason (including death, Disability, leave of absence, or retirement, etc.), or if the Participant is employed by an Employer Company that does not participate in UPS Retirement Contributions on the last day of the Plan Year, the Participant shall not be eligible for a UPS Retirement Contribution for that Plan Year.
(d)    Vesting and Forfeitures. A Participant shall vest in such Participant’s UPS Retirement Contributions in accordance with Article VIII. Any forfeitures applicable to UPS Retirement Contributions shall be treated and used as described in Article VIII.

Section 4.3    Top Heavy Contribution. As of the last day of each Plan Year, a determination will be made on whether this Plan is top‑heavy as described in Section 15.9 and, if this Plan is top‑heavy, the Employer Companies will contribute such amounts, if any, as are necessary to satisfy minimum top-heavy allocation requirements. Any such contributions will be credited as of the last day of such Plan Year to the affected Participants' Top Heavy Account.
Section 4.4    Form and Time of SavingsPLUS Contribution and UPS Retirement Contribution. The SavingsPLUS Contribution may be made in cash or UPS Stock or in any combination of cash and UPS Stock, as determined by the Employer. An Employer Company may make SavingsPLUS Contributions for any Accounting Period in installments at any time during the Accounting Period (or such other period specified in Appendix 14.3) may make the Employer contributions called for under this Article IV at any time during the Plan Year or in the following year before the due date (after taking any extensions into account) for filing the Employer Company's federal income tax return for such Plan Year. UPS Retirement Contributions shall be credited to the eligible Participant’s UPS Retirement Contribution Account as soon as practicable following the end of the Plan Year, but in no event later than the latest date permitted under applicable law and shall be made in the form of a cash contribution.
Section 4.5    Responsibility to Make Employer Contributions. The Employer in its absolute discretion may choose to make the employer contributions called for under this ARTICLE IV on behalf of all of the Employer Companies and to charge each Employer Company with its allocable portion of the contributions in accordance with those procedures the Employer in its absolute discretion deems appropriate.

Article V.    LIMITATIONS ON CONTRIBUTIONS AND ALLOCATIONS
Section 5.1    Order    . The allocation of contributions made under this Plan (other than Rollover Contributions) will be subject to the limitations of this Section 5.1, as applied, in the following order:
(a)    the Code § 415 limitations under Section 5.2,
(b)    the Code § 402(g) limitations under Section 5.3,
(c)    the Code § 401(k) limitations for Highly Compensated Employees under Section 5.4,
(d)    the Code § 401(m) limitations for Highly Compensated Employees under Section 5.5.

Section 5.2    Code § 415 Limitations. Refer to Appendix 5.2.
(a)    Coordination with Code § 401(k) and Code §402(g). Any Pre-Tax Contributions that are not allocated because of the limitations of Appendix 5.2 will be disregarded for the purposes of the Code §402(g) limitations under Section 5.3 and the Code §401(k) limitations under Section 5.4.
Section 5.3    Code § 402(g) Limitations.
(a)    A Participant’s total Pre-Tax Contributions under this Plan and “elective deferrals” within the meaning of Code § 402(g) under all other qualified plans, contracts and arrangements maintained by an Affiliate during any calendar year will not exceed the annual dollar limit under Code § 402(g) (or, with respect to Participants in Puerto Rico, such lower limit as may be prescribed under Puerto Rican law). A Participant whose Pre-Tax Contributions together with other elective deferrals under a plan of an Affiliate exceed the applicable limitation, shall be deemed to have made a request for a refund under Section 5.3(b) and the excess will be refunded in accordance with such Section.
(b)    If a Participant’s Pre-Tax Contributions for a calendar year, when added to the “elective deferrals” within the meaning of Code § 402(g) made for a calendar year on behalf of such Participant under plans, contracts or arrangements of an employer that is not an Affiliate (for example, another unrelated employer’s

Code § 401(k) plan or tax sheltered annuity) for that calendar year, exceed the Code § 402(g) dollar limit, he or she may request a refund of that excess (or, if less, the Participant’s Pre-Tax Contributions deducted during such calendar year under this Plan) by filing an election no later than March 1 of the following calendar year. A Participant’s election under this Section 5.3(b) will specify the dollar amount of the excess and include a written statement that absent the refund, the Pre-Tax Contributions made under this Plan plus the other contributions described in this Section 5.3 will exceed the Code § 402(g) limit for that calendar year.
(1)    Any refund timely requested or deemed requested under this Section 5.3(b) (adjusted for investment gain or loss) will be made no later than the April 15 that immediately follows the date the refund is requested or deemed requested.
(2)    Any Pre-Tax Contributions (other than Pre-Tax Contributions described in the second sentence of this Section 5.3(b)(2)) that exceed the limit set forth in Code § 402(g) will be taken into account for purposes of the ADP Test under Section 5.4 regardless of whether the Pre-Tax Contributions are refunded to a Participant in accordance with this Section 5.3(b). Notwithstanding the foregoing, excess Pre-Tax Contributions of a Nonhighly Compensated Employee will not be taken into account for purposes of the ADP Test to the extent the excess arises solely from Pre-Tax Contributions under this Plan and pre-tax contributions under all other qualified plans, contracts and arrangements maintained by the Affiliates to the extent prohibited under Code § 401(a)(30). Excess Pre-Tax Contributions that are refunded under this Section 5.3(b) will not be taken into account for purposes of the Code § 415 limitations under Section 5.2.
(c)    Refunds of excess Pre-Tax Contributions will be adjusted for investment gain or loss for the Plan Year for which the deferrals were made and for the period between the end of such calendar year and the date the deferrals are distributed in accordance with the regulations under Code § 402(g).

Section 5.4    Code § 401(k) Limitations for Highly Compensated Employees.
(a)    ADP Test. The average of the Highly Compensated Employees’ ADPs for a Plan Year, when compared to the average of the Nonhighly Compensated Employees’ ADPs for the same Plan Year will satisfy either of the following tests:
(1)    the average of the ADPs for all Highly Compensated Employees is not more than 125% of the average of the ADPs for all Nonhighly Compensated Employees, or
(2)    the average of the ADPs for all Highly Compensated Employees is not more than two times the average of the ADPs for all Nonhighly Compensated Employees, and the excess of the average of the ADPs for all Highly Compensated Employees over the average of the ADPs for all Nonhighly Compensated Employees is not more than two percentage points.
In performing the ADP Test for a Plan Year, the applicable averages will be calculated taking into account each Participant who was eligible to make Pre‑Tax Contributions at any time during that Plan Year.
(b)    Aggregation with Other Plans or Arrangements. The ADP for any Highly Compensated Employee will be determined as if all contributions made on behalf of such Highly Compensated Employee during the same Plan Year under one, or more than one, other plan described in Code § 401(k) maintained by an Affiliate had been made under this Plan or, at the option of the Committee, the Plan may be permissively aggregated with such other plans if they have the same Plan Year and use the same ADP testing method. If this Plan satisfies the coverage requirements of Code § 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the coverage requirements of Code § 410(b) only if aggregated with this Plan, this Section 5.4 will be applied by determining the ADPs of all Participants as if all those plans were a single plan.
(c)    Other Requirements and Elections. The determination and treatment of the Pre‑Tax Contributions and ADP of any Participant will satisfy any other requirements prescribed by the Secretary of the Treasury including any subsequent Internal Revenue Service guidance issued under Code § 401(k), and, in performing the ADP Test, the Committee may use any alternatives and elections authorized under the applicable regulations, rulings or revenue procedures. If the Plan applies Code § 410(b)(4)(B) (exclusion of employees less than age 21 or without one year of service) for Code § 410(b) testing purposes the Plan will perform the ADP Test using the ADP of each eligible Highly Compensated Employee for the Plan Year and the ADP of each eligible Nonhighly Compensated Employee for the preceding Plan Year, disregarding each eligible Nonhighly Compensated Employee who was not age 21 or had not completed one year of service by the end of the preceding Plan Year.
(d)    Action to Satisfy ADP Test.
(1)    Refund of Excess Contributions. Excess Contributions (adjusted for investment gain or loss) will be refunded no later than the last day of the immediately following Plan Year to Highly Compensated Employees on whose behalf the Excess Contributions were made. Refunds will be made on the basis of the amount of Pre-Tax Contributions for such Plan Year starting with the Highly Compensated Employee with the greatest dollar amount of Pre-Tax Contributions, first from his or her unmatched Pre-Tax Contributions and thereafter from his or her Pre-Tax Contributions that are matched, and such refunds will be made first pro-rata from Investment Options other than the UPS Stock Fund and then, if necessary, from the UPS Stock Fund. The Excess Contributions that would otherwise be refunded will be reduced (in accordance with the Code § 401(k) regulations) by any refund made to the Highly Compensated Employee under Section 5.3. In the case of a Highly Compensated Employee who is an eligible employee in more than one plan of an Affiliate to which elective contributions are made, the amount of the Excess Contributions refunded to the Highly Compensated Employee for any Plan Year must not exceed the amount of his or her Pre-Tax Contributions actually contributed to the Plan for the Plan Year.
(2)    Determination of Investment Gain or Loss. Excess Contributions will be adjusted for investment gain or loss for the Plan Year for which the contributions were made in accordance with the regulations under Code § 401(k) but will not be adjusted for investment gain or loss for the period between the end of the Plan Year and the date the Excess Contributions are distributed.
Section 5.5    Code § 401(m) Limitations For Highly Compensated Employees.

(a)    ACP Test. The average of the Highly Compensated Employees’ ACPs for a Plan Year, when compared to the average of the Nonhighly Compensated Employees’ ACPs for the same Plan Year will satisfy either of the following tests:
(1)    the average of the ACPs for all Highly Compensated Employees does not exceed 125% of the average of the ACPs for all Nonhighly Compensated Employees, or
(2)    the average of the ACPs for all Highly Compensated Employees is not more than two times the average of the ACPs for all Nonhighly Compensated Employees, and the excess of the average of the ACPs for all Highly Compensated Employees over the average of the ACPs for all Nonhighly Compensated Employees is not more than two percentage points.
In performing the ACP Test for a Plan Year, the applicable averages will be calculated taking into account each Participant who was eligible to make Pre-Tax Contributions at any time during that Plan Year.
(b)    Aggregation with Other Plans or Arrangements.
(1)    The ACP for any Highly Compensated Employee will be determined as if any “employee contributions” (within the meaning of Code § 401(m)) and any “matching contributions” (within the meaning of Code § 401(m)(4)) allocated to his or her account during the same Plan Year under one, or more than one, other plan described in Code § 401(a) or § 401(k) maintained by an Affiliate had been made under this Plan or, at the option of the Committee, the Plan may be permissively aggregated with such other plans. If this Plan satisfies the coverage requirements of Code § 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the coverage requirements of Code § 410(b) only if aggregated with this Plan, then this Section 5.5 will be applied by determining the ACPs of all Participants as if all the plans were a single plan.
(c)    Action to Satisfy ACP Test.
(1)    Distribution or Forfeiture of Excess Aggregate Contributions.
Notwithstanding any other provision of this Plan to the contrary, Excess Aggregate Contributions made for any Plan Year (adjusted for investment gains and losses) will be distributed from the Accounts of Highly

Compensated Employees no later than the last day of the immediately following Plan Year.

The Excess Aggregate Contributions will be distributed on behalf of each Highly Compensated Employee, starting with the Highly Compensated Employee who has the largest sum of those contributions and ending when the Excess Aggregate Contributions are distributed. The Excess Aggregate Contributions will first be reduced by distributing After‑Tax Contributions and then by distributing SavingsPLUS Contributions and such distributions will be made first pro-rata from Investment Options other than the UPS Stock Fund and then, if necessary, from the UPS Stock Fund.

In the case of a Highly Compensated Employee who is an eligible employee in more than one plan of an Affiliate to which employee and matching contributions are made, the amount of the Excess Aggregate Contributions refunded to the Highly Compensated Employee for any Plan Year must not exceed the amount of his or her After-Tax Contributions and SavingsPLUS Contributions actually contributed to the Plan for the Plan Year.

(2)    Determination of Investment Gain or Loss. Excess Aggregate Contributions will be adjusted for investment gain or loss for the Plan Year for which such contributions were made in accordance with the regulations under Code § 401(m) but will not be adjusted for investment gain or loss for the period between the end of the Plan Year and the date the Excess Aggregate Contributions are distributed.
Section 5.6    Roth Contributions.     Roth Contributions shall be treated as Pre-Tax Contributions under this Article V and if Pre-Tax Contributions are required to be distributed to satisfy any such limitation, such distribution shall be made first from the affected Participant’s Roth Contribution Account and if there is an insufficient amount in that account, the remainder of the distribution shall be made from the Participant’s Pre-Tax Contribution Account.
Article VI.    VALUATION AND ACCOUNT DEBITS AND CREDITS
Section 6.1    Accounts. The Committee will establish and maintain an Account (composed of such subaccounts as the Committee deems appropriate) in the name of each

Participant to which will be credited such sums of cash or other property from time to time contributed or transferred to this Plan together with the earnings, profits and appreciation on those assets and to which will be charged the losses and depreciation on those assets and the Participant’s share of the expenses of this Plan and the Trust Funds unless the Employer Companies pay for such expenses.
Section 6.2    Corrections. If an error or omission is discovered in any Account, an appropriate adjustment will be made to such Account and to such other Accounts as deemed appropriate and proper under the circumstances by or at the direction of the Committee in order to remedy such error or omission.

Article VII.    INVESTMENTS
Section 7.1    Investment of Trust Funds.
(a)    The Committee shall select Investment Options; provided, however, that one of the Investment Options shall be a fund invested primarily in UPS Stock. It is intended that the Plan satisfy the conditions for the participant-directed investment of Plan accounts contained in ERISA § 404(c) and the regulations thereunder (Labor Regulation Section 2550.404c-1), so as to afford to each Participant the opportunity to exercise control over the assets in his or her Account and to choose, from a broad range of investment alternatives, the manner in which said assets are invested. In accordance with Sections 7.2 through 7.4, each Participant shall have the opportunity to choose, in accordance with such procedures as the Committee may prescribe, among the Investment Options. The allocation of the Participant’s Account among Investment Options must be made in one percent (1%) increments.
(b)    The Committee shall (1) determine the manner and frequency of investment instructions and limitations on such instructions and (2) establish such other procedures as may be necessary or appropriate to implement Participant and Beneficiary instructions in accordance with the requirements of ERISA Section 404(c), including procedures to provide Participants and Beneficiaries with an opportunity to obtain written confirmation of their investment instructions. Any such procedures may be amended or modified from time to time by the Committee at its discretion and all such procedures and any amendments or modifications to such procedures are incorporated into and made a part of this Plan.
The Committee shall provide for at least three Investment Options in addition to the UPS Stock Fund each of which is diversified and has materially different risk and return characteristics. The Committee shall permit a Participant to divest his or her investment in the UPS Stock Fund and reinvest an equivalent amount in other Investment Options at periodic, reasonable opportunities occurring no less frequently than quarterly. The Committee shall not impose any restrictions or conditions with respect to the investment in the UPS Stock Fund that are not imposed on other Investment Options except as required or as are reasonably designed to ensure compliance with applicable securities laws or as otherwise permitted under the Treasury Regulations under Code § 401(a)(35). To the extent that the Plan is an “applicable defined contribution plan” within the meaning of Code § 401(a)(35)(E) and the regulations thereunder, the requirements of Appendix 7.1, Diversification Requirements of Code § 401(a)(35), shall apply.

Section 7.2    Investment of Accounts.
(a)    Investment Election. The Trustees shall invest and reinvest each Participant’s Account among the Investment Options in accordance with the instructions provided by such Participant, which shall remain in force until altered in accordance with Sections 7.3 and 7.4.
Notwithstanding the foregoing, (a) a Participant may, on a form provided by the Committee, make a separate written election to have his or her Rollover Contribution invested in a manner independent of his or her other subaccounts, so long as such written election is transmitted to the Trustees at the same time as the Rollover Contribution is made to the Plan; and (b) a Participant must provide separate investment elections for his or her Roth Contribution Account. Such investment directions must be in increments of one percent (1%). Such investment directions must result in the investment of one hundred percent (100%) of the directed amount. Authorizations that do not result in an allocation of one hundred percent (100%) or are incorrect in any other respect will not be processed and the prior investment allocation shall continue in effect. Notwithstanding the foregoing, the Trustees may refuse to follow any investment instructions that the Trustees or the Committee reasonably believes could result in a transaction prohibited under ERISA § 406 or Code § 4975 and for which there is no exemption, could generate income that would be taxable to the Plan, would not be in accordance with the Plan or with ERISA, could cause the Trustee to maintain indicia of ownership of Plan assets outside of the United States, could jeopardize the Plan’s tax exempt status or could result in a loss to the Plan in excess of the Participant’s Account.

Notwithstanding the forgoing, contributions may not be invested directly in the Self-Managed Account; however, a Participant may direct the transfer of contributions and other amounts invested in another Investment Option into the Self-Managed Account pursuant to Section 7.4.

(b)    Deemed Investment Elections. If a Participant is deemed to have made a Pre-Tax Contribution election pursuant to Section 3.1(b), and he or she does not make an Affirmative Investment Election, his or her Pre-Tax Contributions will be invested in the default investment fund as designated by the Committee, based on the Participant’s date of birth as reflected in the records of the recordkeeper at the time of the contribution to the Trust Funds:
If, for any reason, the recordkeeper’s records as to the Participant’s date of birth are not correct, (a) the recordkeeper will correct the incorrect data as soon as administratively practicable after it is notified, in writing, of the error and (b) the Pre-Tax Contributions made to the Plan prior to such correction will remain invested in the Investment Options designated by the date of birth on the recordkeeper’s records at the time the Pre-Tax Contribution was made to the Plan, until such time as the Participant makes an Affirmative Investment Election. The Trustee shall invest and reinvest each Participant’s Account among the Investment Options in accordance with the deemed investment elections provided by this Section 7.2(b), which shall remain in force until altered in accordance with Sections 7.2(a), 7.3 and 7.4.
Section 7.3    Investment Allocation of Future Contributions. Each Participant may elect to change the investment allocation of future Pre-Tax Contributions or After-Tax Contributions at any time. Each election to change a Participant’s investment allocation among Investment Options shall be made via the VRU or in accordance with such other procedures as are prescribed by the Committee from time to time, and shall be effective as soon as practicable following the receipt thereof. Such election shall apply uniformly to all future Pre-Tax Contributions and After-Tax Contributions made by or on behalf of the Participant. Changes must be in increments of one percent (1%). Changes must result in a total investment of one hundred percent (100%) of the Participant’s contributions under the Plan. Authorizations that do not result in an allocation of one hundred percent (100%)

of the Participant’s future contributions or are incorrect in any other respect will not be processed and the prior investment allocation shall continue in effect.
Notwithstanding the forgoing, contributions may not be invested directly in the Self-Managed Account; however, a Participant may direct the transfer of contributions and other amounts invested in another Investment Option into the Self-Managed Account pursuant to Section 7.4.

Section 7.4    Transfer of Account Balances Between Investment Options.
(a)    General. Each Participant may elect to transfer the balances in his or her Account among the Investment Options at any time. Such election shall be made via the VRU, or in accordance with such other procedures as shall be prescribed by the Committee from time to time, and shall be effective as soon as practicable following receipt thereof, subject to limitations, if any, of the investment vehicles selected. If a transfer authorization does not result in the allocation of one hundred percent (100%) of the Participant’s Account or if it is incorrect in any other respect, the transfer authorization will not be processed by the Committee and the prior investment allocation will continue in effect. Notwithstanding anything to the contrary in this subparagraph, amounts credited to any subaccount must remain credited to that subaccount until distribution from the Plan, unless the Committee determines that such contributions (and investment gains or losses on such contributions) should be credited to a different subaccount.
(b)    Self-Managed Account Transfers. A Participant’s initial transfer into the Self-Managed Account must equal or exceed $2,500. Any subsequent transfer into the Self-Managed Account must equal or exceed $1,000. A transfer to the Self-Managed Account shall be permitted only if a Participant has $500 or more invested in Investment Options, other than the Self-Managed Account, immediately following such transfer. All investments in the Self-Managed Account shall be in accordance with administrative processes and procedures established by the Committee.
Section 7.5    Ownership Status of Funds. The assets of each Investment Option shall be owned by one of the Trustees. The applicable Trustee or a recordkeeper designated by the Committee shall maintain or have maintained records for each Investment Option allocating a portion of the investment representing such Investment Option to each Participant who has elected that his or her Account be invested in such Investment Option.

The records shall reflect the U.S. dollar value of each Participant’s portion of each Investment Option.
Section 7.6    Statements. The Committee shall furnish or cause to be furnished to each Participant, at least annually, a statement of his or her Account.
Section 7.7    Transition Period to Implement Plan Changes. In connection with a change in record keepers, trustees, or other service providers for the Plan, a change in the methodology for valuing accounts, a change in investment options, a plan merger or other circumstances, a temporary interruption in the normal operations of the Plan may be required in order to properly implement such change or merger or take action in light of such circumstances. In such event or under such circumstances, the Committee, may take such action as it deems appropriate under the circumstances to implement such change or merger or in light of such circumstances, including authorizing a temporary interruption in a Participant’s ability to obtain information about his or her Account, to take distributions from such Account and to make changes in the investment of that Account, provided the Committee will take appropriate action as to give Participants as much advance notice of the interruption as possible and to minimize the scope and length of the interruption in normal Plan operations. In addition, when changing Investment Options, the Committee will take such action as it deems appropriate under the circumstances to direct the investment of the funds pending completion by a Trustee of the administrative processes necessary to transfer investment authority to the Participants, including, but not limited to, mapping monies from old funds to new funds. Notwithstanding the foregoing, one Investment Option will be a fund designed to invest primarily in UPS Stock.
Section 7.8    Alternate Payees and Beneficiaries. Solely for purposes of this Article VII, an Alternate Payee or a Beneficiary of a deceased Participant will be treated as a Participant.
Section 7.9    Investment in UPS Stock. The Trustee of the UPS Stock Fund may purchase UPS Stock from any source, provided that the Trustee will pay no more than Fair Market Value for any share. The Trustee may purchase either outstanding shares, newly issued shares, or treasury shares. To the extent that the Trustee needs to obtain cash, the Trustee may sell UPS Stock to the Employer for no less than Fair Market Value. The Committee shall direct the Trustee as to its responsibilities to suspend purchases of UPS Stock when such suspension is necessary to comply with any applicable law or applicable stock exchange rule or regulation in which event purchases will be made or resumed when the Committee reasonably concludes that purchases are permitted under applicable law. The recordkeeper selected by the Committee will account for the cost or other basis of all

UPS Stock held in the UPS Stock Fund in accordance with Treasury Regulation § 1.402(a)-1(b)(2)(ii).
Section 7.10    Voting and Tender Rights of UPS Shares. The Employer has engaged a third party recordkeeper, which has the responsibility to maintain Participant records, including the names, addresses and number of shares of Participants and Beneficiaries holding UPS Stock. The recordkeeper’s duties with regard to proxies is to provide the Trustee of the UPS Stock Fund with a list which includes the name, address and number of shares held for each Participant and Beneficiary as of the applicable date. That Trustee has the responsibility to furnish Participants and Beneficiaries with the information set forth in Section 7.1(b)(3), to reconcile the number of shares that are voted or tendered by Participants and Beneficiaries and to vote or tender the remaining shares pursuant to Sections 7.10(a) and 7.10(b).
(a)    Voting of UPS Shares. Shares of UPS Stock will be voted by the Trustee of the UPS Stock Fund as directed by the Participants or Beneficiaries invested in the UPS Stock Fund. All shares of UPS Stock will be voted by the Trustee in the same proportion as voting instructions are timely received by the Trustee. When determining the percentage of shares to be voted in favor of or against a particular measure, the Trustee will disregard shares of UPS Stock for which the Trustee has not timely received voting instructions. For example, if Participants and Beneficiaries fail to timely provide voting instructions on 25% of the UPS Stock Fund, all shares of UPS Stock held in the UPS Stock Fund will be voted in accordance with the timely instructions received for 75% of the UPS Stock.
(b)    Tender of UPS Shares. In the event of a tender offer for UPS Stock, shares of UPS Stock will be tendered or not tendered as directed by the Participants or Beneficiaries. The failure to give a timely direction to tender is deemed to be a direction not to tender.
(c)    Communication. The Trustee will (in an appropriate and timely manner) furnish, or cause to be furnished, to Participants and Beneficiaries who are entitled to direct the Trustee whether to tender the shares of UPS Stock allocated to his or her Account with the same information and notices as are furnished to other shareholders who are entitled to vote or entitled to tender regarding the matters to be voted upon or the tender offer and will provide them with adequate opportunity to deliver their instructions to the Trustee. The Trustee in its discretion will determine the manner in which instructions with respect to the voting or tender of UPS Stock will be given and any such instructions will be confidential.

Article VIII.    VESTING AND FORFEITURES
Section 8.1 Vesting.
(a)    Each Participant shall at all times have a fully vested nonforfeitable interest in the value of his or her Account, other than his or her UPS Retirement Contribution Account.

(b)    Each Participant shall become fully vested in his or her UPS Retirement Contribution Account upon earning or being credited with three UPS Retirement Contribution Years of Service or, if earlier, the Participant attainment of age sixty-two (62).
Section 8.2    Forfeitures.

(a)
A Participant who has a Severance from Employment but who does not receive a distribution of his or her entire vested Account prior to incurring five consecutive Breaks in Service shall, upon incurring five consecutive Breaks in Service, forfeit the non-vested portion of such Participant’s Account.

(b)
A Participant who has a Severance from Employment and receives a distribution of his or her entire vested Account prior to incurring five consecutive Breaks in Service shall, upon such distribution, forfeit the non-vested portion of such Participant’s Account. A Participant who is not vested in his or her Account shall be deemed to have received a Distribution of his or her entire vested account upon Severance from Employment and the Participant’s non-vested Account shall be immediately forfeited.

(c)
Repayment of Account; Restoration of Non-Vested Account. Except as provided below, a Participant who is re-hired by the Employer or an Employer Company shall have the right to repay to the Plan the portion of the Participant’s Account which was previously distributed to him or her. In the event the Participant repays the entire distribution he or she received from the Plan, the Plan shall restore the non-vested portion (i.e. forfeited portion) of the Participant’s Account. A Participant’s Account shall first be restored, to the extent possible, out of Forfeitures under the Plan. To the extent such forfeitures are insufficient to restore the Participant’s Account, restoration shall be made from Employer Contributions. A Participant who was deemed to have received a distribution of his or her vested Account (see subsection (b) above) shall be deemed to have repaid such vested Account if such Participant his rehired before such Participant incurs five consecutive Breaks in Service.

(d)
Restrictions of Repayment Account. Notwithstanding anything to the contrary in this Plan, a Participant shall not have the right to repay to the Plan the portion of his or her Account which was previously distributed to him after any of the following events: (i) the Participant incurs five consecutive Breaks in Service before returning to employment, or (ii) the Participant fails to repay the prior distribution within five years after the Participant is re-employed by the Employer or an Employer Company.

(e)	Amounts forfeited shall be used in accordance with Section 9.19.

Article IX.    DISTRIBUTIONS, WITHDRAWALS AND TRANSFERS
Section 9.1    General. A Participant may request distribution of his or her Account when he or she has a Severance from Employment and a Participant may request a withdrawal from his or her Account before a Severance from Employment to the extent provided in Sections 9.8, 9.9 and 9.10.
Section 9.2    Request for Distribution upon Severance from Employment. A Participant who has a Severance from Employment may request a distribution of his or her Account in one of the distribution forms described in Section 9.5. Following such request, payment of the Account will begin as soon as practicable (but, generally, no earlier than thirty (30) days) after his or her request for payment.
Unless the Participant otherwise elects or the Participant’s consent is not required under this Section 9.2, payment of a Participant’s Account will be made no later than the sixtieth (60th) day after the close of the Plan Year in which the latest of the following events occurs:
(a)    the date on which the Participant attains age sixty-two (62), which is the normal retirement age under the Plan; or
(b)    the Participant has a Severance from Employment.

A Participant’s consent to distribution is not required if the value of his or her Account is less than $1,000, and a cash lump sum distribution will automatically be made to such a Participant as soon as practicable following his or her Severance from Employment, without his or her consent.
Section 9.3    Automatic Deferral of Payment. A Participant who does not request a distribution of his or her Account under Section 9.2 (other than a Participant whose consent is not required) will be deemed to have elected to defer payment of his or her Account (which deemed election will be in lieu of a written election that conforms to the requirements of Code § 401(a)(14) and regulations promulgated thereunder) until the earlier of:
(a)    the date of such Participant’s death, or
(b)    the later of (1) the date such Participant attains age seventy and one-half (70½) or (2) his or her Severance from Employment.
Such date is referred to as the “Latest Deferral Date”.
If the Latest Deferral Date occurs as a result of the Participant’s death, any amount remaining in the Account on such date (including amounts invested in the Self-Managed Account and the UPS Stock Fund) shall be paid in a cash lump sum as soon as administratively practicable following such date.
If the Latest Deferral Date occurs for a reason other than the Participant’s death and the Participant has not received a distribution from the Plan that will satisfy the requirements of Code § 401(a)(9) for such year, a minimum distribution that conforms to Section 9.4 shall automatically be made from the Plan.
Section 9.4    Required Beginning Date under Code § 401(a)(9)    .
Notwithstanding any contrary Plan provision, a Participant’s Account will be paid to him or her no later than April 1 of the calendar year following (a) the calendar year in which he or she reaches age seventy and one-half (70½) or (b) if later, for a Participant who is not a five percent (5%) owner (as defined in Code § 416), the calendar year in which he or she has a Severance from Employment.
Distributions under Article IX shall conform to the minimum distribution requirements of Code § 401(a)(9) in accordance with Appendix 9.4. The distribution required by Code § 401(a)(9) may, at the election of the Participant or Beneficiary, be the minimum distribution required by Code § 401(a)(9). If a Participant or Beneficiary is

required to receive a minimum distribution for a Plan Year but such Participant or Beneficiary does not provide the information required to determine the exact amount of such distribution, the Committee will establish procedures for completing distributions required by Code § 401(a)(9).
Section 9.5    Distribution Form.
(a)    Normal Form. Distribution of each Participant’s Account shall be made in a lump sum of the Participant’s entire Account, unless the Participant elects a partial lump sum distribution, installments under Section 9.5(b) or another distribution option available under Appendix 14.3 as a result of a merged plan. A Participant who has a Severance from Employment may request a partial lump sum distribution of less than his or her entire Account balance. There is no minimum amount for a partial lump sum distribution and each partial lump sum distribution is subject to a service fee established by the Committee.
(b)    Installment Options. A Participant who has a Severance from Employment shall be eligible to receive all or if he or she elects a partial lump sum distribution, the remaining portion of his or her Account in a series of monthly installment payments only if he or she has an account at a financial institution that can accept monthly wire transfers. A Participant may select in accordance with procedures prescribed by the Committee either (i) the amount of each monthly installment payment or (ii) the number of monthly installment payments, that he or she would like to receive; provided, however, a Participant must select a minimum of twelve (12) monthly installment payments and the initial monthly installment payment must be at least fifty dollars ($50).
Monthly installment payments shall cease as soon as administratively possible following the death of the Participant, unless the surviving Spouse who is the Beneficiary elects otherwise pursuant to Section 9.6(d).
A Participant may elect to terminate his or her installment election at any time. Such Participant may elect another form of distribution under this Section 9.5 at any time, provided the requirements of this Section 9.5 are independently satisfied with respect to each such new election.
Notwithstanding anything contrary in this § 9.5, installment payments shall not be made from the Self-Managed Account or the UPS Stock Fund.

(c)    Source of Distribution. Distributions shall be made in accordance with procedures established by the Committee and, unless otherwise requested by the Participant, shall be made first from that portion of his or her Account other than the Self-Managed Account or the UPS Stock Fund, second from the UPS Stock Fund and third from the Self-Managed Account.
Section 9.6    Death.
(a)    General. Subject to the provisions set forth in Appendix 14.3, if a Participant dies before his or her Account is paid to him or her in full, the remaining portion of the Account will be paid to his or her Beneficiary determined in accordance with (b) below.
(b)    Determination of Beneficiary. A Participant’s Beneficiary(ies) will be determined as follows:
(1)    Except as otherwise provided below, a Participant’s sole primary Beneficiary will be his or her surviving Spouse, if the Participant is lawfully married on the date of his or her death.
(2)    If the Participant was not lawfully married at death, if the Participant’s surviving Spouse consented in writing before a notary public to the designation of some other person or persons as the Participant’s Beneficiary or if the Committee determines that spousal consent is not required under the Code or ERISA, then the Participant’s Beneficiary will be the person or persons so designated in writing by the Participant on a form satisfactory to the Committee in accordance with (c) below.
(3)    The Participant’s Beneficiaries will be his or her estate, if any of the following apply:
(i)    The Participant did not have a Spouse and failed to properly designate another Beneficiary;
(ii)    Neither the Participant’s Spouse, if any, nor any other Beneficiaries survive the Participant; or
(iii)    After following the procedures in Section 9.19 (Forfeiture in Case of Unlocatable Participant), the whereabouts of each person designated as a Beneficiary is unknown and no death benefit claim is submitted to the Committee prior to December 31 of the calendar year following the calendar year in which the Participant died.
(c)    Designation of Beneficiaries. A Participant may designate one or more Beneficiaries in a manner satisfactory to the Committee which may include among other things, the use of an approved form, an on-line method via the Plan administrator’s website, or telephonically. A Participant may designate both primary Beneficiaries and contingent Beneficiaries. Unless clearly indicated otherwise by the Participant in his or her Beneficiary designation made in accordance with this Section 9.6(c): (1) if the Participant designates multiple primary Beneficiaries or multiple contingent Beneficiaries, each will share equally in the Account and (2) persons designated as contingent Beneficiaries will be treated as the Participant’s Beneficiaries only if each of the Participant’s primary Beneficiaries fail to survive the Participant or cannot be located at the time of the distribution of the Participant’s Account. A Participant may change his or her designation of Beneficiary from time to time, provided, however, that if the Participant’s Spouse, if any, is not the sole primary Beneficiary of the Account, such Spouse, if any, must consent to the designation of other Beneficiaries in writing before a notary public. No such designation or change will be effective unless and until it is received by the Committee prior to the Participant’s death. The Beneficiary designations under this Plan will supersede and replace any and all Beneficiary designations made under other plans merged into this Plan.
(d)    Payment to Beneficiary. Subject to 9.5(b), a Beneficiary’s interest in the Account of a deceased Participant will be paid to him or her in a single lump sum as soon as practicable after the Committee determines that the person has an interest in the Account. Distribution will be completed by December 31 of the calendar year containing the fifth anniversary of the date of the Participant’s death. Notwithstanding the forgoing, if a Participant had elected to receive monthly installment payments, his or her surviving Spouse who is his or her Beneficiary may elect to continue monthly installment payments after the Participant’s death.
(e)    Information to the Committee. In its discretion, the Committee may require a copy of the Participant’s death certificate and such other information as the Committee deems relevant to be submitted by the Beneficiary when making a request for death benefits under the Plan.

Section 9.7    Distribution Pursuant to a Qualified Domestic Relations Order. Any portion of a Participant’s Account that is awarded to an alternate payee by reason of a qualified domestic relations order in accordance with Section 15.4(c) will, to the extent provided in such order, become available for distribution as soon as practicable following the determination by the Committee that the order meets the requirements of Code § 414(p). If the qualified domestic relations order so provides, an alternate payee may receive a lump sum distribution of less than the entire balance credited to that portion of the Participant’s Account allocated to such alternate payee. There is no minimum amount for such partial distributions and each partial distribution is subject to a service fee established by the Committee.
Section 9.8    In-Service Withdrawals. A Participant may make a withdrawal from his or her Account, other than the Self-Managed Account, before his or her Severance from Employment in accordance with the rules of this Section 9.8 or, in the case of a Merged Account, in accordance with the rules of Section 9.10.
(a)    After‑Tax Contribution Account and Rollover Contribution Account. A Participant may withdraw all or a portion of his or her After‑Tax Contribution Account or his or her Rollover Contribution Account at any time by making a request for withdrawal via VRU or in accordance with such other procedures prescribed by the Committee from time to time.
The Participant’s After‑Tax Contribution Account or Rollover Contribution Account shall both be considered a separate “contract” for purposes of Code § 72(d) and a withdrawal from those subaccounts will be allocated on a pro rata basis with respect to the pre‑and after‑tax monies held in such subaccount.

A Participant's subaccount for after-tax contributions under a Merged Account shall be treated as part of his or her After‑Tax Contribution Account and a Participant's subaccount for rollover contributions under a Merged Account shall be treated as a part of his or her Rollover Contribution Account for purposes of this Section 9.8.

(b)    Withdrawals After Age Fifty-Nine and One-Half (59 ½). A Participant may withdraw all or a portion of his or her Pre‑Tax Contribution Account, Roth Contribution Account or, if applicable, any subaccount for pre-tax contributions or Roth contributions under a Merged Account after age fifty-nine and one-half (59

½), by submitting a request for withdrawal via VRU or in accordance with such other procedures prescribed by the Committee for this purpose.
(c)    Hardship Withdrawals. Prior to age fifty-nine and one-half (59 ½), a Participant may withdraw any portion of his or her Pre-Tax Contribution Account or, if applicable, any subaccount for pre-tax contributions under a Merged Account (other than earnings on the Pre-Tax Contributions or pre-tax contributions under a Merged Plan held in the respective subaccount) in the event of financial hardship and a hardship withdrawal will be granted if, and to the extent that, the Committee determines that the withdrawal is “necessary” to satisfy an “immediate and heavy financial need” as determined in accordance with this Section 9.8(c). Amounts in a Participant’s After-Tax Contribution Account; Rollover Contribution Account; UPS Retirement Contribution Account; SavingsPLUS Account; Roth Contribution Account, Top Heavy Account, as well as any amounts invested in the Self-Managed Account and UPS Stock Fund shall not be available for hardship withdrawal.
(1)    Financial Need. An “immediate and heavy financial need” means one or more of the following:
(i)    expenses for unreimbursed medical care described in Code § 213(d) incurred by the Participant, the Participant’s Spouse or dependents (as defined in Code § 152, without regard to Code §§ 152(b)(1), 152(b)(2) and 152(d)(1)(B)) and amounts necessary for those individuals to obtain the medical care;
(ii)    the purchase of a principal residence for the Participant (excluding mortgage payments);
(iii)    the payment of tuition and related educational fees, including room and board, for the next twelve (12) months of post secondary education for the Participant or the Participant’s Spouse, children or dependents (as defined in Code § 152, without regard to Code §§ 152(b)(1), 152(b)(2) and 152(d)(1)(B));
(iv)    the prevention of the eviction of the Participant from his or her principal residence or the foreclosure on the mortgage of the Participant’s principal residence;

(v)    payment for burial or funeral expenses for the Participant’s deceased parent, Spouse, children or dependents (as defined in Code § 152, without regard to Code § 152(d)(1)(B));
(vi)    expenses for the repair or damage to the Participant’s principal residence that qualify for the casualty deduction under Code § 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income); or
(vii)    the satisfaction of a federal tax levy on the Account of the Participant under the Plan pursuant to Code § 6331.
(2)    Withdrawal Necessary to Satisfy Need. A hardship withdrawal will be deemed to be “necessary” to satisfy a financial need only if both of the following conditions are satisfied:
(i)    The withdrawal will not exceed the amount of the need and any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the withdrawal; and
(ii)    The Participant has obtained all distributions and withdrawals (other than hardship withdrawals) from any employee stock ownership plan under Code § 404(k), and all nontaxable loans currently available from all plans maintained by the Affiliates. However, a Participant will not be required to obtain a loan if the effect of the loan would be to increase the amount of the need.
(3)    Suspension of Contributions and Adjusted Limits. If any portion of the hardship withdrawal comes from the Participant’s Pre-Tax Contribution Account, for the six (6) month period following the date of the withdrawal, the Participant cannot make any Pre-Tax Contributions or After-Tax Contributions under this Plan or elective deferrals or employee contributions under any plan maintained an Affiliate. For this purpose, “plan” means all qualified and nonqualified plans of deferred compensation, including a stock option, stock purchase or other similar plan, but excluding a health or welfare benefit plan (even if it is part of a cafeteria plan described in Code § 125).

(4)    Procedures. Any hardship withdrawal election must describe in detail the nature of the hardship and the amount needed as a result of the hardship and must include any additional information that the Committee requests consistent with this Section 9.8(c), including but not limited to, personal financial records.
(5)    Special Rules related to Federal Tax Levy Hardship Withdrawals. Notwithstanding any other contrary provision of this § 9.8, the following special rules shall apply only to a federal tax levy hardship withdrawal described in § 9.8(c)(1)(vii):
(i)    either the Participant, the Internal Revenue Service or an individual with authority to act on behalf of the Internal Revenue Service may request such a withdrawal at any time (including any time after the Participant reaches age fifty-nine and one-half (59 ½);
(ii)    in addition to the Pre-Tax Contribution Account available under the first paragraph of this Section 9.8, the request may also apply to all, or any portion, of a Participant’s After-Tax Contribution Account, Rollover Contribution Account and SavingsPLUS Account (including the Self-Managed Account and the UPS Stock Fund); and
(iii)    the hardship distribution shall be made directly to the U. S. Treasury or other entity specifically identified in the federal tax levy.
Finally, the hardship withdrawal rules in this Section 9.8(c)(1)(i) through (vii) are intended to satisfy the safe harbor requirements in the Code § 401(k) regulations, and the Committee has the power to implement written procedures to modify these rules and to adopt additional rules to the extent permissible under those regulations.

(d)    Payment of Withdrawal. Payment of the amount requested under Section 9.8 if permitted will be made to the Participant in a single lump sum as soon as practicable after his or her election is processed.
Section 9.9    Disability. A Participant who has been absent for more than 52 weeks on account of Disability (but who has not experienced a Severance from Employment) and whose Disability continues through the date of withdrawal under this Section 9.9 may withdraw all or any portion of his or her Account, other than the Self-Managed Account, at any time by submitting a request for withdrawal in accordance with the procedures adopted by the Committee for this purpose. Such withdrawal shall be subject to any additional restrictions, uniformly applied with respect to Participants similarly situated, as are prescribed by the Committee regarding the frequency and minimum amount of such withdrawal.
Section 9.10    Other In-Service Withdrawals. A Participant who was a participant in a Merged Plan may make an in-service withdrawal from his or her Merged Account, other than the Self-Managed Account, as described in Appendix 14.3.
Section 9.11    Redeposits Prohibited. No amount withdrawn pursuant to Sections 9.8, 9.9 or 9.10 may be redeposited in the Plan.
Section 9.12    Medium of Distribution. All distributions shall be made in cash; provided, however that the portion of an Account that is invested in the UPS Stock Fund will be made (a) entirely in cash, or (b) as selected by the distributee in whole shares of UPS Stock and cash in lieu of any fractional share of UPS Stock. Hardship distributions made pursuant to § 9.8(c) will be made in cash only.

Section 9.13    Eligible Rollover Distribution.
(a)    General. Notwithstanding any provision of this Plan to the contrary that would otherwise limit a Distributee’s election under this Section 9.13, a Distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution of two hundred dollars ($200) or more transferred to an Eligible Retirement Plan or to an individual retirement plan described in Code § 408A (a “Roth IRA”) specified by the Distributee in a Direct Rollover. Additionally, the Roth Contribution Account shall be treated as a separate plan for purposes of determining whether a Participant has an Account balance greater than $200 under this Section 9.13.
(b)    Definitions.
(1)    Eligible Rollover Distribution. An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include:

(iv)    any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s Beneficiary, or for a specified period of ten (10) years or more;
(v)    any distribution to the extent that distribution is required under Code § 401(a)(9); and
(vi)    any distribution of Pre-Tax Contributions or pre-tax contributions under a Merged Account pursuant to Section 9.8(c) on account of hardship.
A portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion which consists of after-tax contributions may be paid only to an individual retirement annuity described in Code § 408(a) or Code § 408(b), to a Roth IRA or to a qualified defined contribution plan described in Code § 401(a) or 403(a) or an annuity contract described in Code § 403(b) that agrees to account separately for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such portion which is not so includible.

After-tax employee contributions may be paid to an annuity contract described in Code § 403(b) that agrees to account separately for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such portion which is not so includible.

(2)    Eligible Retirement Plan. An Eligible Retirement Plan is an individual retirement account described in Code § 408(a), an individual retirement annuity described in Code § 408(b), an annuity plan described in Code § 403(a), a qualified trust described in Code § 401(a) and an annuity contract described in Code § 403(b) or an eligible plan under Code § 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this

Plan in order to be an Eligible Retirement Plan. The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving Spouse, or to a Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in Code § 414(p).
(3)    Distributee. A Distributee includes the Participant, the Participant’s surviving Spouse and the Participant’s Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in Code § 414(p).
(4)    Direct Rollover. A Direct Rollover is a payment by this Plan to the Eligible Retirement Plan specified by the Distributee.
(5)    Additional Limitations. Notwithstanding the foregoing,
(i)    if the Distributee elects to have his or her Eligible Rollover Distribution paid in part to him or her and paid in part as a Direct Rollover, the Direct Rollover must be in an amount of two hundred dollars ($200) or more; and
(ii)    a Direct Rollover to more than one Eligible Retirement Plan will not be permitted.

(6)    Nonspouse Beneficiary Direct Rollover. A Beneficiary who is not (i) the Participant’s surviving Spouse or (ii) the Participant’s Spouse or former Spouse designated as an alternate payee under a qualified domestic relations order, as defined in Code § 414(p), may elect, at the time and in the manner prescribed by the Committee to have any portion of his or her distribution from the Plan paid in a direct trustee-to-trustee transfer to an individual retirement account described in Code § 408(a) or an individual retirement annuity described in Code § 408(b), or a Roth IRA, each of which is established for the purpose of receiving such distribution on behalf of such Beneficiary and is treated as an inherited individual retirement account or individual retirement annuity (within the meaning of Code § 408(d)(3)(C)) for purposes of Code § 402(c)(11) (each, an “Inherited IRA”). The minimum distribution rules of Code § 401(a)(9) as described in Section 9.4 shall apply for purposes of determining the amount of the distribution that may be transferred to the Inherited IRA.

Section 9.14    30‑Day Waiver. A distribution may commence less than thirty (30) days after the notice required with respect to such distributions under Code § 411(a)(11) (“Notice”) is given, provided that:
(a)    the Notice informs the Participant that he or she has the right to a period of at least thirty (30) days after receiving the Notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and
(b)    the Participant, after receiving the Notice, affirmatively elects a distribution within the thirty (30)-day period.
Section 9.15    Withholding Obligations. The amount of any payment from an Account will be reduced as necessary to satisfy any applicable tax withholding requirements with respect to such payment.
Section 9.16    Account Balance. A payment from an Account may be delayed pending the completion of allocations to the Account if necessary to avoid underpayment or overpayment.
Section 9.17    Reemployment. Except as provided in Section 9.4 or in connection with an in‑service withdrawal, no payment will be made from an Account if a Participant is reemployed as an Employee before payment is made.
Section 9.18    Claims Procedure. All grievances, complaints or claims concerning any aspect of the operation or administration of the Plan or Trust Funds, including a claim for benefits hereunder (collectively, a “claim for benefits” or “claim”) must be directed to the Committee or to a member of the Committee designated for that purpose. Each claim for benefits must be filed with the Committee, in writing, within 12 months of the date benefit payments were requested to begin or the date of the action, or inaction, causing the claim for benefits
Within ninety (90) days following receipt of a claim for benefits, the Committee will determine whether the claimant is entitled to benefits, or other administrative action, under the Plan, unless additional time is required for processing the claim. In this event, the Committee will, within the initial ninety (90)-day period, notify the claimant that additional time is needed, explain the reason for the extension, and indicate when a decision on the claim will be made, and such decision will be made within one hundred eighty (180) days of the date the claim is filed.

A denial by the Committee of a claim for benefits will be stated in writing and delivered or mailed to the claimant. The notice will set forth the specific reasons for the denial, written in a manner calculated to be understood by the claimant. The notice will include specific reference to the Plan provisions on which the denial is based and a description of any additional material or information necessary to perfect the claim, an explanation of why this material or information is necessary, the steps to be taken if the claimant wishes to submit his or her claim for review, a description of the Plan’s review procedures, the time limits applicable to such procedures, and a statement of the claimant’s right to bring a civil action under ERISA § 502(a) after all claims appeal procedures have been exhausted.
The Committee will afford a reasonable opportunity to any claimant whose request for benefits has been denied for a review of the decision denying the claim. The review must be requested by written application to the Committee within sixty (60) days following receipt by the claimant of written notification of denial of his or her claim. Pursuant to this review, the claimant or his or her duly authorized representative may review any documents, records and other information which are pertinent to the denied claim and may submit issues and comments in writing. A claimant may also submit documents, records and other information relating to his or her claim, without regard to whether such information was submitted in connection with his or her original benefit claim.
A decision on the claimant’s appeal of the denial of a claim for benefits shall ordinarily be made by the Committee at the next regularly scheduled meeting that immediately follows receipt of the request for review, unless the request for review is received within 30 days of such meeting date. In that case, the review will occur at the second regularly scheduled meeting following the Plan’s receipt of the request for review. If an extension of time is required because of special circumstances, the Committee will provide the claimant with written notice of the extension decreeing the special circumstances and the date as of which the benefit determination will be made, prior to the commencement of the extension. A benefit determination will be made no later than the third regularly scheduled meeting of the Committee following the Plan’s receipt of the request for review.
The decision on review will be in writing and will include specific reasons for the decision, written in a manner calculated to be understood by the claimant, specific reference to the Plan provisions on which the decision is based, a statement that the claimant or his or her authorized personal representative may review any documents and records relevant to the claim determination, a statement describing any further voluntary appeals procedure, if any, and a statement of the claimant’s right to bring a civil action under ERISA § 502(a).

No action at law or in equity to recover under this Plan shall be commenced later than one year from the date of the decision on review (or if no decision is furnished within 120 days of receipt of the request for review, one year after the 120th day after receipt of the request for review). Failure to file suit within this time period shall extinguish any right to benefits under the Plan.
Any action at law or in equity to recover under this Plan by a Participant or beneficiary relating to or arising under the Plan shall only be brought in the US District Court for the Northern District of Georgia, and this court shall have personal jurisdiction over any participant or beneficiary named in the action.

Section 9.19    Forfeiture in Case of Unlocatable Participant. If the Committee is unable to pay any benefits under the Plan to any Participant or to a Beneficiary of any Participant who is entitled to benefits under this Plan because the location of such person cannot be ascertained, the Committee will proceed as follows:
(a)    Within 90 days of the date any benefits are payable under this Plan, the Committee will send an appropriate notice to such individual, to the last address for such individual listed in the Committee’s records.
(b)    If this notice is returned as unclaimed or the individual cannot be located at the end of the ninety (90)-day period which follows the ninety (90)-day period referred to in Section 9.19(a), the Committee will send a notice to the last address listed in its records for the individual and will attempt to locate such individual through a commercial locator service.
(c)    If such individual has not been located by the December 31 of the calendar year following the calendar year in which benefits become payable and in the case of a Beneficiary, there is no alternate Beneficiary identified under the procedures of Section 9.6, all amounts held for his or her benefit will be forfeited and all liability for payment of that benefit will terminate, unless some other procedure is permitted or required by law. In any such case, the funds released as a result of such forfeiture each Plan Year will be applied as provided in Section 9.19(d). However, if an individual subsequently makes what the Committee determines to be a valid and proper claim to the Committee for his or her benefit that was forfeited, the forfeited amount will be restored without interest and will be distributed in accordance with the terms of this Plan.

(d)    Forfeitures shall be applied in the next following Plan Year and in subsequent Plan Years to the following items in the order set forth below until all the forfeitures have been so applied:
(i)    (i)    to restore each previously forfeited benefit upon a valid and proper claim as described in Section 9.18 or upon repayment of a distribution following reemployment, pursuant to Section 8.2;
(ii)    to offset future SavingsPLUS Contributions or UPS Retirement Contributions.
(iii)    to pay the reasonable and proper expenses of the Plan and Trust Funds as provided under Article XII; and
To the extent forfeitures for any Plan Year exceed amounts described in (i) through (iii), such excess forfeitures shall be allocated to each Participant who is an Eligible Employee for such Plan Year on a per capita basis.
Section 9.20    Distribution/Transfer Processing Rules. All distributions, transfers and other transactions will be processed via VRU or in accordance with such other procedures as may be prescribed from time to time by the Committee, or the Trustee, including procedures regarding the use of reasonable blackout periods during which no transactions are processed.
Article X.    LOANS

Section 10.1    Hardship Loans.
(a)    Hardship Loans. Hardship loans from a person’s Account under this Plan are available in accordance with this Section 10.1; provided, however, that the portion of a person’s Account allocated to his or her SavingsPLUS Account, Roth Contributions Account, UPS Retirement Contribution Account, or invested in a Self-Managed Account or the UPS Stock Fund shall not be available for hardship loans. A Participant may apply for a second loan while a first loan is outstanding, provided that repayment on the first loan is being made in a timely manner. Subject to Section 10.2 and Section 10.3, no more than two loans may be outstanding at any one time, and any loan balance which is "rolled over" into a Participant’s Account or a loan from a Merged Plan shall be counted for the purpose of this limitation. Any loan application must satisfy spousal consent rules, if applicable. Application for a loan may be made only for the following purposes:
(1)    the purchase of a principal residence;
(2)    the payment of tuition and related educational fees, including room and board expenses, for the next twelve (12) months of post‑ secondary education for a Participant, his or her Spouse or dependents (as defined in Code § 152, without regard to Code §§ 152(b)(1), 152(b)(2) and 152(d)(1)(B));
(3)    the payment of expenses for medical care (as described in Code § 213(d)) previously incurred by the Participant, his or her Spouse or any dependents (as defined in Code § 152, without regard to Code §§ 152(b)(1), 152(b)(2) and 152(d)(1)(B)), or necessary for those persons to obtain medical care;
(4)    the payment to prevent eviction from or foreclosure on a Participant’s principal residence;
(5)    the payment of expenses in connection with the adoption of a child;
(6)    the payment of unreimbursed funeral expenses for a family member of a Participant. For this purpose "family member" shall mean the Spouse of a Participant, the child of a Participant or the Participant’s Spouse, the parent or step-parent of a Participant or the Participant’s Spouse, the brother or sister of a Participant or the Participant’s Spouse, the grandparent of a Participant or the Participant’s Spouse, or the grandchild of a Participant or the Participant’s Spouse; and
(7)    expenses for the repair or damage to the Participant’s principal residence that qualify for the casualty deduction under Code § 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income.
(b)    Administration. The Committee will be the named fiduciary responsible for the administration of the loan program under this Plan. The Committee will establish objective nondiscriminatory written procedures for that loan program in compliance with Labor Regulation § 2550.408b‑1. Those procedures and any amendments to those procedures, to the extent not inconsistent with the terms of this Plan, are incorporated by this reference as part of this Plan.
(c)    Statutory Requirements.
(1)    General. All loans made under this Plan will comply with the following requirements under ERISA § 408(b)(1):
(i)    Each Participant or Beneficiary of a deceased Participant who is a “party-in-interest” (as defined in ERISA § 3(14) ) may request a loan from the Plan;
(ii)    Loans will be made available to Participants and Beneficiaries who are eligible for a loan on a reasonably equivalent basis;
(iii)    Loans will not be made available to Highly Compensated Employees in an amount greater than the amount made available to other Employees;
(iv)    Loans will be made in accordance with specific provisions regarding loans set forth in this Plan and the written loan procedures established by the Committee;
(v)    Loans will bear a reasonable rate of interest as set by the Committee; and
(vi)    Loans will be adequately secured.

(2)    Repayment Period.
(i)    Principal and interest on the loan must be repaid in substantially level installments with payments not less frequently than quarterly over a period of five (5) years or less, or up to fifteen (15) years in the case of a residential loan.
(ii)    The Committee may establish such rules as it deems necessary or appropriate for the repayment of loans, including a cure period for repayments. The Committee may permit a Participant who is on a bona fide leave of absence either without pay or with pay that is at a rate that is less than the amount of the installment payments required under the terms of the loan to suspend repayment for the period of the absence (but not to exceed a year, except in the case of a Participant who is performing qualified military service within the meaning of Code § 414(u)(5)). If payments are suspended, the loan will be reamortized on the date that such Participant is no longer entitled to a suspension at the then outstanding principal and interest (including interest accrued during the absence) in substantially equal installments over the remaining loan term. The loan term for a Participant engaged in qualified military service within the meaning of Code § 414(u)(5) shall be extended by the period of such service. Except in the case of a Participant engaged in qualified military service within the meaning of Code § 414(u)(5), in no event shall any loan become due and payable later than the applicable period described in Section 10.1(c)(2)(i). In the case of a suspension of loan payments during a period of qualified military service within the meaning of Code § 414(u)(5), the loan must be paid in full (including interest that accrues during such period) by the end of the original term extended by the period of military service.
(iii)    A loan made under this Section 10.1 shall become due and payable in full:
(A)    if a Participant’s employment as an Employee terminates for any reason whatsoever unless such Participant remains a “party‑in‑interest” with respect to this Plan following his termination of employment;

(B)    if the Committee or a Trustee conclude that the Participant or Beneficiary no longer is a good credit risk; or
(C)    to the extent permissible under federal law, if a Participant’s or Beneficiary’s obligation to repay the loan has been discharged through a bankruptcy or any other legal process or action which did not actually result in payment in full.
(3)    Limitations on Amounts. No loan will be available to a Participant or a Beneficiary under this Section 10.1 if the Committee determines he or she would be unable to repay such loan in a timely fashion. The principal amount of a loan made under this Plan to a Participant or Beneficiary, together with the outstanding principal amount of any loan made under any plan maintained by an Affiliate that satisfies the requirements of Code §§ 401 or 403, may not exceed the lesser of:
(i)    Fifty percent (50%) of that person’s vested portion of his or her Account (excluding any amounts in such person’s SavingsPLUS Account, Roth Contribution Account, Self-Managed Account, UPS Stock and subject to any special consent requirements under Appendix 14.3.) at the time the loan is made; or:
(ii)    Fifty Thousand Dollars ($50,000), reduced by the excess (if any) of:
(D)    the highest outstanding balance of any previous loans from this Plan and any other plan maintained by an Affiliate during the one‑year period ending immediately before the date on which the current loan is made over
(E)    the outstanding balance of the previous loans on the date on which the current loan is made.
(iii)    Minimum Loan Amount. The minimum loan amount is one thousand dollars ($1,000).

(4)    Interest Rate. The interest rate for a loan made under this Section 10.1 shall be one percent above the prime rate as published in the Wall Street Journal as of the last business day of the month preceding the month in which the loan application is made. The interest rate will remain fixed for the duration of the loan except to the extent otherwise required by applicable law.
(5)    Method of Repayment. Repayment of a loan made under this Section 10.1 shall be made through payroll withholding except that payment by check will be permitted under any circumstances where the Committee determines that payroll deduction would be impracticable or prohibitive. Further, a loan may be repaid in full at any time prior to the expiration of the installment period of such loan by a single sum payment to the Trustees of the outstanding principal balance then due plus any accrued but unpaid interest. All repayments made to an Affiliate shall be transferred to the Trustees as soon as practicable after such Affiliate deducts them or receives them.
(6)    Security and Default.
(i)    Any loan made to a Participant or Beneficiary under this Section 10.1 shall be secured by an amount equal to the lesser of (A) the outstanding principal and interest due under such loan or (B) fifty percent (50%) of his or her total vested interest in his or her Account (excluding any amounts in such person’s SavingsPLUS Account or Roth Contribution Account).
(ii)    The events of default shall be set forth in the promissory note and security agreement which evidences the loan, and such events may include the following:
(A)    failure to repay the loan before the end of the five (5) year maximum period or fifteen (15) year period in the case of a residential loan set forth in Section 10.1(c)(2).
(B)    failure to repay the amount due and payable on the loan upon the occurrence of an event described in Section 10.1(c)(2)(iii).

(iii)    Upon default of a loan the Trustees shall upon direction by the Committee foreclose on such loan and exercise the Plan’s security interest in the Participant’s or Beneficiary’s Account by reducing the amount otherwise distributable to him or her under this Plan by the principal amount of the loan plus any accrued but unpaid interest then due at the time of default as determined without regard to whether the loan had been discharged through a bankruptcy or any other legal process or action which did not actually result in payment in full.
(iv)    The Committee shall have the power to direct the Trustees to take such action as the Committee deems necessary or appropriate to stop the payment of an Account to or on behalf of a Participant or Beneficiary who fails to repay a loan (without regard to whether his or her obligation to repay such loan had been discharged through a bankruptcy or any other legal process or action) until his or her Account has been reduced by the principal plus accrued but unpaid interest due (without regard to such discharge) on such loan or to distribute the note which evidences such loan in full satisfaction of any interest in such Account which is attributable to the value of such note.
(7)    Distribution and Default. The vested portion of an Account actually payable to an individual who has an outstanding loan will be determined by reducing the vested portion of an Account by the amount of the security interest in the Account. Notwithstanding anything to the contrary in this Plan or in the written loan procedures, in the event of default, foreclosure on the note and execution of the security interest in an Account will not occur until a distributable event occurs under this Plan.
(8)    Other Conditions. Any loan made under this Plan shall be subject to such other terms, limitations and conditions as the Committee from time to time shall deem necessary or appropriate
(9)    Accounting. A loan to a Participant shall be considered a separate investment of the Account of the Participant. The proceeds of the loan shall be withdrawn pro rata from each Investment Option in which the Participant’s Account is invested at the time of the loan and repayments of principal and interest on the loan shall be invested in the Investment Options in effect at the time of repayment pursuant to the Participant’s investment election under Article VII.
Section 10.2    Rollover of Loan Balances. An Eligible Employee who becomes an Eligible Employee as a result of an acquisition by the Employer or an Affiliate may elect to rollover one or more loans from another qualified retirement plan in connection with the rollover of the Participant’s entire balance under such plan. Notwithstanding the foregoing, (a) if a Participant rolls over more than two loans under this Section 10.2 such Participant may not apply for or take a new loan under Section 10.1(a) until he or she has repaid in full all but one loan, and after such repayment such Participant shall be subject to the limitation set forth in Section 10.1(a) and (b) in no event shall a loan rolled over from another qualified retirement plan include any amounts distributed from a designated Roth account (as defined in Treasury Regulation § 1.402A-1, Q&A-1).
Section 10.3    Loans from Merged Plans. Any outstanding loan under a Merged Plan shall continue to be repaid under this Plan following the merger in accordance with Appendix 14.3. Notwithstanding the foregoing, if a Participant had more than two loans under a Merged Plan such Participant may not apply for or take a new loan under Section 10.1(a) until he or she has repaid in full all but one loan, and after such repayment such Participant shall be subject to the limitation set forth in Section 10.1(a).
Article XI.    TRUST FUND
Section 11.1    Trustee Responsibilities. The Trustees will hold in trust all assets of the Trust Funds and will manage, invest and administer the Trust Funds in accordance with the terms of the trust agreements between the Employer and the Trustees, as amended from time to time, and incorporated herein by reference and this Plan without distinction between principal and income and the Trustees will be responsible for valuing all assets other than UPS Stock.
Article XII.    EXPENSES
All reasonable and proper expenses of the Plan and the Trust Funds (within the meaning of ERISA § 403(c)(1) and § 404(a)(1)(A)), including (a) the compensation of each Investment Manager and the Trustees, (b) the expenses related to the Plan’s administration and (c) any taxes that may be levied or assessed against the Trustees on account of the Trust Funds will be paid from the Trust Funds, unless the payment of the expense would constitute a “prohibited transaction” within the meaning of ERISA § 406 or Code § 4975. Charges for processing distributions, rollovers and loans (“Distribution Expenses”) will be allocated directly to the Account of each Participant or Beneficiary who has requested a distribution, rollover or loan. The charges for Distribution Expenses shall be established by the Committee from time to time and may vary depending on the type of distribution, rollover or loan requested by the Participant or Beneficiary. All expenses (other than Distribution Expenses) shall be paid from forfeitures or to the extent forfeitures are insufficient, shall be allocated among all of the Accounts on a per capita basis. The Employer Companies, however, will have the right to pay all or any part of any expenses and to be reimbursed from the Trust Funds for any expenses paid by them that are properly payable from the Trust Funds. Any expenses that cannot be paid from the Trust Funds will be paid by the Employer Companies.
Article XIII.    ADMINISTRATIVE COMMITTEE
Section 13.1    Committee. The Plan will be administered by a Committee consisting of not less than three members appointed by the Board, each of whom is and shall be a “named fiduciary” with respect to the Plan. The Committee will be the “plan administrator” of the Plan as that term is used in ERISA and the agent for service of process on or with respect to the Plan.
Section 13.2    Vacancies on Committee. Committee members will serve at the pleasure of the Board, and all vacancies will be filled by the Board. Committee members may resign at any time, such resignation to be effective when accepted by the Board.
Section 13.3    Authority of Committee. The Committee will establish rules for the administration of the Plan, and will decide all questions arising in the administration of the Plan not specifically delegated or reserved to the Board, the Employer or the Trustees. Except as otherwise expressly provided in this Plan, the Committee will have the exclusive right and complete discretion and authority to control the operation, management and administration of this Plan, with all powers necessary to enable the Committee to properly carry out such responsibilities, including but not limited to, the power to interpret the Plan, to construe the Plan’s terms, and to decide any matters arising in and with respect to the administration and operation of the Plan, and, subject to the claims procedure described in Section 9.18, any interpretations or decisions so made will be final and binding on all persons; provided, however that all such interpretations and decisions will be applied in a uniform manner to all similarly situated persons.
Section 13.4    Action by Committee    . The Committee will act by a majority of the Committee members at that time in office. Such action may be taken either by a vote at a meeting or in writing without a meeting. The Committee may appoint subcommittees and also may authorize any one or more of the Committee members or any agent to execute any document or documents or to take any other action on behalf of the Committee, except that no member of the Committee will have the right to take any such action on any matter relating solely to himself or herself or to any of his or her rights or benefits under the Plan.
Section 13.5    Liability of the Committee. The Committee and its members, to the extent of the exercise of their authority, will discharge their duties with respect to the Plan in accordance with ERISA. No member will be responsible for the actions or omissions of another member or of any other party that is a fiduciary with respect to this Plan, other than himself or herself, which are not in conformity with the Plan or ERISA, unless (a) the member knowingly participates in or knowingly conceals such conduct which he or she knows to be in breach of this standard, (b) his or her own conduct has enabled the other member or other fiduciary to be in breach of this standard, or (c) he or she has knowledge of such breach by another member or other fiduciary and fails to make reasonable efforts under the circumstances to remedy such breach.
Section 13.6    Authority to Appoint Officers and Advisors. The Committee may appoint such officers as it may deem advisable and may adopt by‑laws covering the transaction of its business. The Committee may appoint and employ an Investment Manager or Managers, counsel, agents and such other service providers, including clerical, accounting and advisory service providers, as it may require in carrying out the provisions of the Plan, and will be fully protected in relying upon any action taken in reliance upon advice given by such persons.
Section 13.7    Committee Meeting. The Committee will hold meetings at such place or places, and at such time or times as it may determine from time to time, but not less frequently than once each calendar quarter.
Section 13.8    Compensation and Expenses of Committee. The members of the Committee may receive reasonable compensation for their services as the Board from time to time may determine. Such compensation and all other expenses of the Committee, including the compensation of officers, actuaries or counsel, agents or others that the Committee may employ, will constitute expenses of the Trust Funds unless paid by the Employer Companies. Notwithstanding the foregoing, any Committee member who is employed on a full‑time basis by an Employer Company will receive no compensation, but may be reimbursed for expenses incurred.
Section 13.9    Records. The Committee will keep or cause to be kept accurate and complete books and records.

Section 13.10    Fiduciary Responsibility Insurance, Bonding. If the Employer has not done so, the Committee may purchase appropriate insurance on behalf of the Plan and the Plan’s fiduciaries, including the members of the Committee, to cover liability or losses occurring by reason of the acts or omissions of a fiduciary; provided, however, that such insurance, to the extent purchased by the Plan, must permit recourse by the insurer against the fiduciary in the case of a breach of a fiduciary duty or obligation by such fiduciary. The cost of such insurance will be borne by the Trust Funds, unless the insurance is paid for by the Employer. The Committee will also obtain a bond covering all of the Plan’s fiduciaries, to be paid from the assets of the Trust Funds.
Section 13.11    Delegation of Specific Responsibilities. The members of the Committee may agree in writing signed by each member to allocate to any one of their number or to other persons (including corporations or other entities) any of the responsibilities with which they are charged pursuant hereto, including the appointment of a record keeper and one or more Investment Managers, provided any agreement allocating such duties will be in writing and kept with the records of the Plan and, in the case of the appointment of an Investment Manager, the person is a named fiduciary. If such delegation is made to a person who is not a member of the Committee, that person or, in the case of a corporation or other entity, its responsible officer, will acknowledge the acceptance and understanding of such duties and responsibilities.
Section 13.12    Allocation of Responsibility Among Fiduciaries for Plan and Trust Administration. The fiduciaries of this Plan, including the Trustees, the Employer, the Board and the Committee, will have only those specific powers, duties, responsibilities and obligations as are specifically given them under this Plan. Each fiduciary warrants that any directions given, information furnished, or action taken will be in accordance with the provisions of the Plan authorizing or providing for such direction, information or action. Furthermore, each fiduciary may rely upon any such direction, information or action of another fiduciary as being proper under this Plan, and is not required under this Plan to inquire into the propriety of any such direction, information or action. It is intended that each fiduciary will be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under this Plan and will not be responsible for any act or failure to act of another fiduciary. No fiduciary guarantees the Trust Funds in any manner against investment loss or depreciation in asset value.
Section 13.13    Indemnification. The Employer (to the extent permissible under the Employer’s charter and by‑laws and applicable law) will indemnify the officers and employees of the Employer and each Employer Company and the members of the

Committee, and their heirs, successors and assigns from and against any liability, assessment, loss, expense or other cost of any kind or description whatsoever, including legal fees and expenses, actually incurred by him or her on account of any action or proceeding, actual or threatened, that arises as a result of his or her acting within the scope of his or her authority under this Plan, provided (a) such action or proceeding does not arise as a result of his or her own gross negligence, willful misconduct or lack of good faith and (b) such protection is not otherwise provided through insurance.
Article XIV.    AMENDMENT, TERMINATION AND MERGER
Section 14.1    Amendment. The Board reserves the right at any time and from time to time to amend this Plan in any respect in writing, and the amendment will be binding upon a Trustee and all Employer Companies without further action; provided, that no amendment will be made that (unless otherwise permissible under applicable law) would (a) divert any of the assets of the Trust Funds to any purpose other than the exclusive benefit of Participants and Beneficiaries, (b) eliminate or reduce an optional form of benefit except to the extent permissible under Code § 411(d)(6) or (c) change the rights and duties of the Trustees without its consent. Notwithstanding the foregoing, this Plan may be amended retroactively to affect the Account maintained for any person if necessary to cause this Plan and the Trust Funds to be exempt from income taxes under the Code.
Section 14.2    Termination. The Employer expects this Plan to be continued indefinitely but, of necessity, reserves the right to terminate or to partially terminate this Plan or to discontinue its contributions at any time by action of the Board. The Employer also reserves the right to terminate or to partially terminate the participation in this Plan by an Employer Company by action of the Board. An Employer Company’s participation in this Plan automatically will terminate if, and at such time as, it ceases to satisfy the requirements to be an Employer Company for any reason whatsoever (other than through a merger or consolidation into another Employer Company), but termination of participation by an Employer Company will not be deemed to be a termination or partial termination of the Plan except to the extent required under the Code.
If there is a termination or partial termination of this Plan or a declaration of a discontinuance of contributions to this Plan, the Accounts of all affected Participants who are employees as of the effective date of the termination, partial termination or declaration will become fully vested. The Committee will cause all unallocated amounts to be allocated to the appropriate Accounts of the affected Participants and Beneficiaries. Upon direction of the Committee, the Trustees will distribute Accounts to Participants and Beneficiaries in accordance with uniform rules established by the Committee consistent with Code § 401(a) and Code § 401(k).
Section 14.3    Merger, Consolidation or Transfer of Plan Assets. No merger or consolidation of this Plan with, or transfer of assets or liabilities of this Plan to, any other plan will occur unless each Participant in the Plan would (if the Plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer that is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).
The Committee may authorize the Trustees to accept a transfer of assets from or to transfer Trust Fund assets to the trustee, custodian or insurance company holding assets of any other plan that satisfies the requirements of Code § 401(a) in connection with a merger or consolidation with or other transfer of assets and liabilities to or from any such plan, provided that the transfer will not affect the qualification of this Plan under Code § 401(a).
Any special provisions that apply to amounts transferred under this Section 14.3 shall be set forth in Appendix 14.3.
Article XV.    MISCELLANEOUS
Section 15.1    Headings. The headings and subheadings in this Plan have been inserted for convenience of reference only and are to be ignored in the construction of the provisions of this Plan. All references to Articles, Sections and to paragraphs will be to Sections, and to subsections of this Plan unless otherwise indicated.
Section 15.2    Construction. In the construction of this Plan, the singular will include the plural in all cases where that meaning would be appropriate. This Plan will be construed in accordance with the laws of the State of Georgia, to the extent that those laws are not preempted by federal law. This Plan will not be construed to grant, nor will grant, any rights or interests to Participants or Beneficiaries in addition to those minimum rights and interests required under ERISA. Further, the Trust Fund is intended to be tax exempt under the Code.
Any reference to a statute will also include a reference to any successor statute and if any amendment renumbers a section of a statute referenced in this Plan, any such reference to such section automatically will become a reference to that section as renumbered.

Section 15.3    Counterparts. This Plan may be executed by the Employer and the Trustees in two or more counterparts, each of which shall be deemed to be an original but all of which taken together shall be deemed to be one document.
Section 15.4    Prohibition Against Attachment.
(a)    None of the benefits payable hereunder will be subject to the claims of any creditor of any Participant or Beneficiary other than this Plan nor will those benefits be subject to attachment, garnishment or other legal or equitable process by any creditor of a Participant or Beneficiary other than this Plan, nor will any Participant or Beneficiary have any right to alienate, anticipate, commute, pledge, encumber, or assign any of such benefits.
(b)    If any Participant or Beneficiary under the Plan becomes bankrupt or attempts to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any benefit under the Plan, the interest of such person in such benefit shall, in the discretion of the Committee, cease and terminate, and in that event the Committee may direct the Trustees to hold or apply the same or any part thereof to or for the benefit of such Participant or Beneficiary, his or her Spouse, children, or other dependents, or any of them, in such manner and in such proportion as the Committee may deem proper.
(c)    The restrictions of subsections (a) and (b) of this Section will not be violated by either (1) the creation of a right to payments from this Plan by reason of a qualified domestic relations order (as defined in Code § 414(p)) or (2) the making of such payments. In accordance with uniform and nondiscriminatory procedures established by the Committee from time to time, the Committee upon the receipt of a domestic relations order that seeks to require the distribution of a Participant’s Account in whole or in part to an alternate payee (as the term is defined in Code § 414(p)(8)) will:
(1)    promptly notify the Participant and such alternate payee of the receipt of such order and of the procedure that the Committee will follow to determine whether such order constitutes a qualified domestic relations order within the meaning of Code § 414(p);
(2)    determine whether such order constitutes a qualified domestic relations order, notify the Participant and the alternate payee of the results of such determination and, if the Committee determines that such order does constitute a qualified domestic relations order;
(3)    transfer such amounts, if any, from the Participant’s Account to a separate bookkeeping account for such alternate payee as the Committee determines necessary to satisfy the requirements of the order and Code § 414(p); and
(4)    make such distribution to such alternate payee as the Committee deems called for under the terms of such order in accordance with Code § 414(p) without regard to whether a distribution would be permissible at such time to the Participant under the terms of this Plan.
An alternate payee will be treated the same as a Beneficiary of a deceased Participant pending the distribution of such alternate payee’s entire interest under this Plan. Further, an alternate payee who is the Spouse or former Spouse of the Participant may elect that any distribution that qualifies as an eligible rollover distribution (within the meaning of Code § 401(a)(31)) be transferred directly to an eligible retirement plan in accordance with Section 9.13.
Section 15.5    Benefits Supported Only by the Trust Funds. Any person having any claim for any benefit under this Plan must look solely to the assets of the Trust Funds for satisfaction. In no event will the Trustees, the Employer, an Employer Company, the Committee or any of their officers, directors or agents be liable in their individual capacities to any person whomsoever for the payment of benefits under the provisions of this Plan.
Section 15.6    Satisfaction of Claims. Any payment to a Participant or Beneficiary, or to the legal representative or heirs‑at‑law of either, made in accordance with the provisions of this Plan will to the extent of such payment be in full satisfaction of all claims under this Plan against the Trustees, the Employer, any Employer Company and the Committee, any of whom may require that person, his or her legal representative or heirs‑at‑law, as a condition precedent to such payment, to execute a receipt and release in a form acceptable to the Committee.
Section 15.7    Nonreversion. No part of the Trust Funds will ever be used for or be diverted to purposes other than for the exclusive benefit of Participants and Beneficiaries except that, upon direction of the Committee, the Trustees will return contributions to the Employer Companies in the following circumstances, to the extent permitted by the Code and ERISA:

(a)    a contribution that is made by a mistake of fact will be returned, provided the return is made within one year after the payment of such contribution; and
(b)    a contribution may be returned to the extent that the Internal Revenue Service denies an income tax deduction of such contribution, provided such return is made within one year after such denial, all such contributions being made expressly on the condition that such contributions are deductible in full for federal income tax purposes.
Section 15.8    Top‑Heavy Plan.
(a)    Determination. The Committee as of the last day of each Plan Year (the “determination date”) will determine the sum of the present value of the accrued benefits of “key employees” (as defined in Code § 416(i)(1)) and the sum of the present value of the accrued benefits of all other employees in accordance with the rules set forth in Code § 416(g), or will take such other action as the Committee deems appropriate to conclude that no such determination is necessary under the circumstances. If the sum of the present value of the accrued benefits of such key employees exceeds sixty percent (60%) of the sum of the present value of the accrued benefits of all employees as of the determination date, this Plan will be “top‑heavy” for the immediately following Plan Year. For purposes of this Section, the present value of the accrued benefit of each employee will be equal to the sum of:
(1)    the balance of the employee’s Account under this Plan (determined for this purpose as of the last day of each Plan Year, which is the “valuation date” for this Plan);
(2)    the present value of the employee’s accrued benefit, if any, (determined as of the most recent valuation date occurring within a twelve (12)‑month period ending on the determination date) under:
(i)    each qualified plan (as described in Code § 401(a)) maintained by an Affiliate (A) in which a key employee is a participant or (B) that enables any plan described in subclause (ii) to meet the requirements of Code § 401(a)(4) or § 410 (the “required aggregation group”), and
(ii)    each other qualified plan maintained by an Affiliate (other than a plan described in clause (i) that may be aggregated with this Plan and the plans described in clause (i), provided such aggregation group (including a plan described in this clause (ii) continues to meet the requirements of Code § 401(a)(4) and § 410 (the “permissive aggregation group”); and
(3)    the value of any withdrawals and distributions made from this Plan and the plans described in (2) above during the 1-year period ending on such determination date and the value of any contributions due under this Plan and the defined contribution plans described in (2) above but as yet unpaid as of such determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been required to be aggregated with the Plan under Code § 416(g)(2)(A)(i). In the case of a distribution made for a reason other than Severance from Employment, death or disability, this provision shall be applied by substituting “5-year period” for “1-year period.”
provided, however, the accrued benefit of any employee will be disregarded if such employee has not performed any services for any Affiliate at any time during the one (1) year period ending on the date as of which such determination is made.
(b)    Special Top‑Heavy Contribution. If the Committee determines that this Plan is “top‑heavy” for any Plan Year, the following special rules will apply notwithstanding any other rules to the contrary set forth elsewhere in this Plan.
A contribution will be made for each Participant who is an Eligible Employee on the last day of such Plan Year that, when added to the employer contribution and forfeitures otherwise allocated on behalf of such individual for such Plan Year under this Plan and any other defined contribution plan maintained by an Affiliate, is equal to:
(1)    for each such Eligible Employee who is not a participant in a top‑heavy defined benefit plan maintained by the Employer or an Affiliate, the lesser of (a) three percent (3%) of such Eligible Employee’s Compensation for such year or (b) the percentage at which contributions are made (or are required to be made) for such year to the key employee for whom such percentage is the highest; or

(2)    for each such Eligible Employee who also participates in a top‑heavy defined benefit plan maintained by the Employer or an Affiliate, five percent (5%) of such Eligible Employee’s Compensation for such year;
provided, however, that no such contribution will be made under this Section for any Eligible Employee to the extent such Eligible Employee receives the top‑heavy minimum contributions (as described in Code § 416(c)) under another defined contribution plan maintained by the Employer or an Affiliate for such Plan Year.

SavingsPLUS Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Code § 416(c)(2) and the Plan. The preceding sentence shall apply with respect to SavingsPLUS Contributions or, if the minimum contribution requirement is met in another defined contribution plan, such other plan. SavingsPLUS Contributions that are used to satisfy the minimum contribution requirements shall be treated as employer matching contributions for purposes of the actual contribution percentage test and the other requirements of Code § 401(m).

Section 15.9    USERRA. Notwithstanding anything in this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service shall be provided in accordance with Code § 414(u). Additionally, to the extent required under Code § 414(u), a Participant eligible to make contributions to this Plan with respect to a period of military leave from an employer that sponsored a merged plan (as listed in Appendix 15.9) and which leave occurred (all or in part) prior to the merger of such merged plan into this Plan, and the amount of such contributions for the portion of the leave that occurred prior to the merger shall be determined under the terms of the merged Plan as in effect during the period of the applicable leave.
In the case of a Participant who dies while performing qualified military service (as defined in Section 414(u) of the Code), his or her Beneficiary shall be entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service) provided under the Plan had the Participant resumed and then terminated employment on account of death.

Section 15.10    Family and Medical Leave Act. Notwithstanding any other provision, this Plan shall be interpreted and administered in all respects so that it complies with the Family and Medical Leave Act of 1993, as may be amended from time to time.

Section 15.11    No Estoppel of Plan. No person is entitled to any benefit under this Plan except and to the extent expressly provided under this Plan. The fact that payments have been made from this Plan in connection with any claim for benefits under this Plan does not (a) establish the validity of the claim, (b) provide any right to have such benefits continue for any period of time, or (c) prevent this Plan from recovering the benefits paid to the extent that the Committee determines that there was no right to payment of the benefits under this Plan. Thus, if a benefit is paid to a person under this Plan and it is thereafter determined by the Committee that such benefit should not have been paid (whether or not attributable to an error by such person, the Committee or any other person), then the Committee may take such action as the Committee deems necessary or appropriate to remedy such situation, including without limitation by (1) deducting the amount of any overpayment theretofore made to or on behalf of such person from any succeeding payments to or on behalf of such person under this Plan or from any amounts due or owing to such person by the Employer or any Affiliate or under any other plan, program or arrangement benefiting the employees or former employees of the Employer or any Affiliate, or (2) otherwise recovering such overpayment from whoever has benefited from it.
If the Committee determines that an underpayment of benefits has been made, the Committee will take such action as it deems necessary or appropriate to remedy such situation. However, in no event will interest be paid on the amount of any underpayment other than the investment gains (or losses) credited to the Participant’s Account pending payment.

IN WITNESS WHEREOF, the undersigned certify that United Parcel Service of America, Inc., based upon action by its Board of Directors has caused this Amendment and Restatement to be adopted.

UNITED PARCEL SERVICE OF AMERICA, INC.
/S/ DAVID P. ABNEY
David P. Abney
Chairman and Chief Executive Officer

Appendix 1.25
Employer Companies

Employer	Savings Plan Adoption Date	Participation Ended
BT Realty Holdings II, Inc.	May 18, 1999
BT Realty Holdings, Inc.	May 18, 1999	December 21, 2011
Connectship, Inc.	July 17, 2001
Fritz Companies, Inc. (including UPS Full Service Brokerage, Inc. merged 7/1/02)	July 1, 2001	July 1, 2002
i-Parcel, LLC	October 5, 2014
iShip, Inc.	December 1, 2001
Motor Cargo Industries, Inc. (includes Motor Cargo which was merged 5/1/06)	January 1, 2006	May 1, 2006
New Neon Company, Inc.	November 1, 2001	No longer in existence
Overnite Corporation	January 1, 2006	July 13, 2011
Overnite Transportation Company (includes Motor Cargo Distribution Services, Inc. which was merged 5/1/06)	January 1, 2006	December 31, 2008
Parcel Pro, Inc. (CA, FL, NY)	May 28, 2015
The UPS Store, Inc.	March 9, 2001
Trailer Conditioners, Inc.	January 1, 1998	December 31, 2009
United Parcel Service Co.	January 1, 1998
United Parcel Service of America, Inc.	January 1, 1998
United Parcel Service, Inc. (New York)	January 1, 1998	Merged into Limited Parcel Service, Inc. (Ohio) January 1, 2009
United Parcel Service, Inc. (Ohio)	January 1, 1998
UPS Aviation Services, Inc.	January 1, 1998	No longer in existence
UPS Aviation Technologies, Inc.	January 1, 1998	August 22, 2003
UPS Capital Business Credit (Formerly First International Bank)	September 1, 2001
UPS Capital Business Credit of New Jersey, Inc. (Formerly First International Capital Corporation of New Jersey)	September 1, 2001	Dissolved January 2, 2015
UPS Capital Corporation, Inc.	May 28, 1998
UPS Capital Insurance Agency, Inc. (Formerly Glenlake Insurance Agency, Inc.)	July 29, 1998
UPS Capital Insurance Agency, Inc. of California (Formerly Glenlake Insurance Agency, Inc. of California)	August 10, 1999	December 21, 2009
UPS Cartage Services, Inc.	October 27, 2004
UPS Consulting, Inc.	February 8, 2001	Dissolved August 20, 2007
UPS Customhouse Brokerage, Inc.	January 1, 1998
UPS Expedited Mail Services, Inc.	April 6, 2001
UPS Full Service Brokerage, Inc.	June 6, 2000	July 1, 2002

UPS General Services Co.	January 1, 1998
UPS Global Forwarding Services, Inc. (including Livingston Healthcare Services, Inc. merged 12/31/01)	July 1, 2001	December 31, 2001
UPS Global Innovations, Inc.	January 27, 2000
UPS Ground Freight d/b/a UPS Freight (Formerly Overnite Transportation Company)	January 1, 2006
UPS International General Services Co.	January 1, 1998
UPS Latin America, Inc.	January 1, 1998
UPS Logistics Group, Inc.	January 1, 1998	December 31, 2002
UPS Logistics Technologies, Inc.	January 1, 1998	December 31, 2010
UPS Mail Boxes Etc., Inc.	April 30, 2001	October 1, 2012
UPS Mail Innovations, Inc. (Formerly UPS Messaging Inc.)	February 1, 2001	No Employees
UPS Mail Technologies, Inc. (Formerly Mail2000, Inc.)	February 1, 2001	May 29, 2003 (Sold to DST Output of California, Inc.)
UPS Market Drivers, Inc.	May 7, 2002
UPS Procurement Services Corporation	January 1, 1998	No Employees
UPS Service Parts Logistics, Inc.	July 1, 2001	Dissolved December 31, 2004
UPS Supply Chain Solutions, Inc. (includes Diversified Trimodal, Inc. d/b/a Martrac, UPS Supply Chain Management Nevada, Inc., UPS Supply Chain Management Tristate, Inc., UPS Logistics Group Americas, Inc. which were all merged through a series of mergers 12/31/02)
January 1, 1998 (July 1, 2001 for UPS Supply Chain Management Tristate, Inc., UPS Logistics Group Americas, Inc. and UPS Supply Chain Management Nevada, Inc.)
UPS Supply Chain Solutions General Services, Inc.	January 27, 2000
UPS Telecommunications, Inc. (UPS Teleservices)	July 1, 2001
Trade management Services, Inc.	August 10, 2981
UPS Worldwide Forwarding, Inc.	January 1, 1998
UPSLG Puerto Rico, Inc.	July 1, 2001	Dissolved December 31, 2004
Worldwide Dedicated Services, Inc.	January 1, 1998	Merged with UPS Ground Freight December 31, 2014
Coyote Logistics, LLC	July 1, 2016

APPENDIX 4.1 SavingsPLUS Contribution Levels
Effective as of July 1, 2016

SavingsPLUS Contribution Level Calculation

For purposes of this Appendix 4.1, the term “Status Date” shall mean the Participant’s most recent Employment Commencement Date, Reemployment Commencement Date, or date of transfer from ineligible to Eligible Employee status (the “Status Date”).
For purposes of this Appendix 4.1, the term “Employer Company Group” shall mean the group of Employer Companies applicable to the Participant as of the last day of the Accounting Period as set forth below (the “Employer Company Group”)
The SavingsPLUS Contribution Level for a Participant shall be determined based on the Participant’s Status Date and the Employer Company that employs that Participant as of the last day of the Accounting Period, and the Participant’s Eligible Compensation, as determined by the tables below:

Employer Company Group	Status Date Prior to 1/1/08	Status Date on or after 1/1/08, but prior to 7/1/16	Status Date on or after 7/1/16
A	50% SavingsPLUS match on up to 5% of Eligible Compensation	100% SavingsPLUS match on up to 3.5% of Eligible Compensation	50% SavingsPLUS match on up to 6% of Eligible Compensation
B	50% SavingsPLUS Match on up to 2% of Eligible Compensation	100% SavingsPLUS match on up to 1% of Eligible Compensation	100% SavingsPLUS match on up to 1% of Eligible Compensation
C	N/A	N/A	50% SavingsPLUS match on up to 6% of Eligible Compensation

Employer Company Group A: The following Employer Companies are considered part of Employer Company Group A for purposes of determining the SavingsPLUS match noted above:

Employer
BT Realty Holdings II, Inc.
Connectship, Inc.
i-Parcel LLC
iShip, Inc.
Parcel Pro, Inc. (CA, FL, NY)
The UPS Store, Inc.
United Parcel Service Co.
United Parcel Service of America, Inc.
United Parcel Service, Inc. (Ohio)
UPS Capital Business Credit (Formerly First International Bank)
UPS Capital Corporation, Inc.
UPS Capital Insurance Agency, Inc. (Formerly Glenlake Insurance Agency, Inc.)
UPS Cartage Services, Inc.
UPS Customhouse Brokerage, Inc.
UPS Expedited Mail Services, Inc.
UPS General Services Co.
UPS Global Innovations, Inc.
UPS International General Services Co.
UPS Latin America, Inc.
UPS Market Driver, Inc.
UPS Mail Innovations, Inc. (Formerly UPS Messaging Inc.)
UPS Procurement Services Corporation
UPS Supply Chain Solutions General Services, Inc.
UPS Supply Chain Solutions, Inc. (includes Diversified Trimodal, Inc. d/b/a Martrac, UPS Supply Chain Management Nevada, Inc., UPS Supply Chain Management Tristate, Inc., UPS Logistics Group Americas, Inc. which were all merged through a series of mergers 12/31/02)

UPS Telecommunications, Inc. (UPS Teleservices)
UPS Trade Management Services, Inc.
UPS Worldwide Forwarding, Inc.

Employer Company Group B: The following Employer Companies are considered part of Employer Company Group B for purposes of determining the SavingsPLUS match noted above:

Employer
UPS Ground Freight

Employer Company Group C: The following Employer Companies are considered part of Employer Company Group C for purposes of determining the SavingsPLUS match noted above:

Employer
Coyote Logistics, LLC

APPENDIX 4.2 UPS Retirement Contribution Levels
Effective as of July 1, 2016

For purposes of this Appendix 4.2, the term “Employer Company Group” shall mean the group of Employer Companies applicable to the Participant as of the last day of the Plan Year as set forth below (the “Employer Company Group”)

The UPS Retirement Contribution Level is determined by the Employer Company Group for which the Participant is employed on the last day of the Plan Year and the number of UPS Retirement Contribution Years of Service, subject to the eligibility requirements of Section 4.2 of the Plan.

Employer Company Group	0-4 UPS Retirement Contribution Years of Service	5-9 UPS Retirement Contribution Years of Service	10-14 UPS Retirement Contribution Years of Service	15 + UPS Retirement Contribution Years of Service
A	5% of Eligible Compensation	6% of Eligible Compensation	7% of Eligible Compensation	8% of Eligible Compensation
B	3% of Eligible Compensation	3.5% of Eligible Compensation	4% of Eligible Compensation	4.5% of Eligible Compensation

Employer Company Group A: The following Employer Companies are considered part of Employer Company Group A for purposes of determining the UPS Retirement Contribution noted above:

Employer
BT Realty Holdings II, Inc.
United Parcel Service Co.
United Parcel Service of America, Inc.
United Parcel Service, Inc. (Ohio)
UPS Capital Business Credit (Formerly First International Bank)
UPS Capital Corporation, Inc.
UPS Capital Insurance Agency, Inc. (Formerly Glenlake Insurance Agency, Inc.)
UPS General Services Co.
UPS Global Innovations, Inc.
UPS Ground Freight
UPS International General Services Co.
UPS Latin America, Inc.
UPS Market Drivers
UPS Procurement Services Corporation
UPS Worldwide Forwarding, Inc.

Employer Company Group B: The following Employer Companies are considered part of Employer Company Group B for purposes of determining the UPS Retirement Contribution noted above:

Employer
Connect Ship, Inc.
i-Parcel LLC
iShip, Inc.
Parcel Pro, Inc. (CA, FL, NY)
The UPS Stores, Inc.
UPS Cartage Services, Inc.
UPS Customhouse Brokerage, Inc.
UPS Expedited Mail Services, Inc.
UPS Mail Innovations, Inc. (Formerly UPS Messaging, Inc.)
UPS Supply Chain Solutions General Services, Inc.
UPS Supply Chain Solutions, Inc. (Includes Diversified Trimodal, Inc. d/b/a/ Martrac, UPS Supply Chain Management Nevada, Inc., UPS Supply Chain Management Tristate, Inc., UPS Logistics Group Americas, Inc. which were all merged through a series of mergers 12/31/02)

UPS Telecommunications, Inc. (UPS Teleservices)
UPS Trade Management Services
Worldwide Dedicated Services, Inc.

Appendix 5.2
MAXIMUM BENEFITS

The limitations of this Appendix shall apply in Limitation Years beginning on or after July 1, 2007, except as otherwise provided herein. Capitalized terms are defined in Section 3 hereof or, if not defined in Section 3, in the main body of the Plan. All Section references are to Sections of this Appendix 5.2, except as otherwise provided.

Section 1.1. If the Participant does not participate in, and has never participated in another qualified plan maintained by the Employer or a welfare benefit fund, as defined in Code § 419(e) maintained by the Employer, or an individual medical account, as defined in Code § 415(1)(2), maintained by the Employer, or a simplified employee pension, as defined in Code § 408(k), maintained by the Employer, which provides an annual addition as defined in Section 3.1, the amount of Annual Additions which may be credited to the Participant’s Account for any Limitation Year will not exceed the lesser of the Maximum Permissible Amount or any other limitation contained in this Plan. If the Employer contribution that would otherwise be contributed or allocated to the Participant’s Account would cause the Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, the amount contributed or allocated will be reduced so that the Annual Additions for the Limitation Year will equal the Maximum Permissible Amount.

Section 2.1. This Section applies if, in addition to this Plan, the Participant is covered under another qualified defined contribution plan maintained by the Employer, a welfare benefit fund maintained by the Employer, an individual medical account maintained by the Employer, or a simplified employee pension maintained by the Employer (collectively “Qualified Plans”), that provides an Annual Addition during any Limitation Year. The Annual Additions which may be credited to a Participant’s Account under this Plan for any such Limitation Year will not exceed the Maximum Permissible Amount reduced by the Annual Additions credited to a Participant’s Account under the other Qualified Plans for the same Limitation Year. If the Annual Additions with respect to the Participant under other Qualified Plans maintained by the Employer are less than the Maximum Permissible Amount and the Employer contribution that would otherwise be contributed or allocated to the Participant’s Account under this Plan would cause the Annual Additions for the Limitation Year to exceed this limitation, the amount contributed or allocated will be reduced so that the Annual Additions under all such plans and funds for the Limitation Year will equal the Maximum Permissible Amount. If the Annual Additions with respect to the Participant under such other Qualified Plans, in the aggregate are equal to the Maximum Permissible Amount, no amount will be contributed or allocated to the Participant’s Account under this Plan for the Limitation Year.

Section 3. Definitions.

Section 3.1. Annual Additions. The sum of the following amounts credited to a Participant’s Account for the Limitation Year:

(a)    employer contributions;

(b)    employee contributions;

(c)    forfeitures;

(d)    amounts allocated to an individual medical account, as defined in Code § 415(1)(2), which is part of a pension or annuity plan maintained by the Employer are treated as Annual Additions to a defined contribution plan. Also amounts derived from contributions paid or accrued which are attributable to post-retirement medical benefits, allocated to the separate account of a key employee, as defined in Code § 419A(d)(3), under a welfare benefit fund, as defined in Code § 419(e), maintained by the Employer are treated as Annual Additions to a defined contribution plan; and

(e)    allocations under a simplified employee pension.

Section 3.2. Compensation. For purposes of Code § 415, Compensation is defined as wages, within the meaning of Code § 3401(a), and all other payments of compensation to an employee by the Employer (in the course of the employer’s trade or business) for which the Employer is required to furnish the employee a written statement under §§ 6041(d), 6051(a)(3), and 6052 (i.e., wages, tips and other compensation as reported on Form W-2). Compensation shall be determined without regard to any rules under Code § 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code § 3401(s)(2).

Except as provided herein, Compensation for a Limitation Year is the compensation actually paid or made available during such Limitation Year.

For Limitation Years beginning on or after July 1, 2007, Compensation for a Limitation Year shall also include compensation paid by the later of 2 ½ months after an employee’s severance from employment with the employer maintaining the plan or the end of the Limitation Year that includes the date of the employee’s severance from employment with the employer maintaining the plan if:

(a) the payment is regular compensation for services during the employee’s regular working hours, or compensation for services outside the employee’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments, and, absent a severance from employment, the payments would have been paid to the employee while the employee continued in employment with the employer; (b) the payment is for unused accrued bona fide sick, vacation or other leave that the employee would have been able to use if employment had continued; or (c) the payment is received by the employee pursuant to a nonqualified unfunded deferred compensation plan and would have been paid at the same time if employment had continued, but only to the extent includible in gross income.

Any payments not described above shall not be considered Compensation if paid after severance from employment, even if they are paid by the later of 2 ½ months after the date of severance from employment or the end of the Limitation Year that includes the date of severance from employment, except, payments to an individual who does not currently perform services for the employer by reason of qualified military service (within the meaning of Code § 414(u)(1)) to the extent these payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the employer rather than entering qualified military service.

Back pay, within the meaning of Treasury Regulation§ 1.415(c)-2(g)(8), shall be treated as Compensation for the Limitation Year to which the back pay relates to the extent the back pay represents wages and compensation that would otherwise be included under this definition.

For Limitation Years beginning after December 31, 1997, Compensation paid or made available during such Limitation Year shall include amounts that would otherwise be included in Compensation but for an election under Code § 125(a), §402(e)(3), § 402(h)(1)(B), § 402(k), or § 457(b). For Limitation Years beginning after December 31, 2000, Compensation shall also include any elective amounts that are not includible in the gross income of the employee by reason of Code § 132(f)(4). For Limitation Years beginning after December 31, 2001, Compensation shall also include deemed § 125 compensation. Deemed § 125 compensation is an amount that is excludable under Code § 106 that is not available to a participant in cash in lieu of group health coverage under a Code § 125 arrangement solely because the participant is unable to certify that he or she has other health coverage. Amounts are deemed § 125 compensation only if the employer does not request or otherwise collect information regarding the participant’s other health coverage as part of the enrollment process for the health plan.

Effective for years beginning after December 31, 2008, a Participant receiving a differential wage payment (as described in Code § 414(u)(12)) shall be treated as an employee of the Employer making the differential wage payment and, for purposes of this Appendix 5.2, the differential wage payment shall be treated as Compensation.

Section 3.3. Defined Contribution Dollar Limitation. $40,000, as adjusted under Code § 415(d).

Section 3.4. Employer. Employer means United Parcel Service of America, Inc. and Affiliates.

Section 3.5. Limitation Year. The calendar year. All qualified plans maintained by the Employer must use the same Limitation Year. If the Limitation Year is amended to a different 12-consecutive month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.

Section 3.6. Maximum Permissible Amount.

Except for catch up contributions described in Code § 414(v), the Maximum Permissible Amount for any Limitation Year shall not exceed the lesser of:

(a)	$40,000, as adjusted for increases in the cost-of-living under Code § 415(d), or

(b)	100 percent of the Participant’s Compensation for the Limitation Year.

The Compensation limit referred to in (b) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Code §§ 401(h) or 419A(f)(2)) which is otherwise treated as an Annual Addition.

If a short Limitation Year is created because of an amendment changing the Limitation Year to a different 12-consecutive month period, the Maximum Permissible Amount will not exceed the Defined Contribution Dollar Limitation multiplied by the following fraction:

Number of months in the short Limitation Year
12

Appendix 7.1
Diversification Requirements of Code § 401(a)(35)

Effective for Plan Years beginning after December 31, 2007.

Diversification Requirements for Pre-Tax Contributions, After-Tax Contributions, Catch-Up Contributions, Roth Contributions and Rollover Contributions Invested in Employer Securities.

Section 1. The provisions of this Appendix apply only if the Plan holds any publicly traded employer security, except as described in Section 1.1. For purposes of this Appendix a publicly traded security is a security which is traded on a national securities exchange that is registered under section 6 of the Securities Exchange Act of 1935 or which is traded on a foreign national securities exchange that is officially recognized, sanctioned, or supervised by a governmental authority and the security is deemed by the Securities and Exchange Commission as having a “ready market” under SEC Rule 15c3-1 (17 CFR 240.15c3).

Section 1.1. If the Employer, or any member of a controlled group of corporations which includes the Employer, has issued a class of stock which is a publicly traded employer security, and the Plan holds employer securities which are not publicly traded employer securities, then the Plan shall be treated as holding publicly traded employer securities.

Section 1.2. With respect to a Participant (including for purposes of this section an alternate payee who has an account or a deceased Participant’s Beneficiary), if any portion of the Participant’s account is invested in publicly traded employer securities, then the Participant must be offered the opportunity to elect to divest those employer securities and reinvest an equivalent amount in other investment options as described in Section 1.3.

Section 1.3. At least three investment options (other than employer securities) must be offered to Participants described in Section 1.2. Each investment option must be diversified and have materially different risk and return characteristics. Periodic reasonable divestment and reinvestment opportunities must be provided at least quarterly.

Except as provided in Code Section 401(a)(35)(D)(ii)(I), restrictions (either direct or indirect) or conditions will not be imposed on the investment of publicly traded employer securities if such restrictions or conditions are not imposed on the investment of other plan assets.

Effective for Plan Years beginning on or after January 1, 2011.

Diversification Requirements for Pre-Tax Contributions, After-Tax Contributions, Catch-Up Contributions, Roth Contributions and Rollover Contributions Invested in Employer Securities.

Section 2. The provisions of this Appendix apply only if the Plan holds any publicly traded employer security, except as described in Section 2.1. For purposes of this Appendix, a publicly traded security is a security which is traded on a national securities exchange that is registered under section 6 of the Securities Exchange Act of 1935 or which is traded on a foreign national securities exchange that is officially recognized, sanctioned, or supervised by a governmental authority and the security is deemed by the Securities and Exchange Commission as having a “ready market” under SEC Rule 15c3-1 (17 CFR 240.15c3).

Section 2.1. If the Employer, or any member of a controlled group of corporations (as described in Treasury Regulation § 1.401(a)(35)-1(f)(2)(iv)(A)) which includes the Employer, has issued a class of stock which is a publicly traded employer security, and the Plan holds employer securities which are not publicly traded employer securities, then the Plan shall be treated as holding publicly traded employer securities.

Section 2.2. With respect to a Participant (including for purposes of this section an alternate payee who has an account or a deceased Participant’s Beneficiary), if any portion of the Participant’s account is invested in publicly traded employer securities, then the Participant must be offered the opportunity to elect to divest those employer securities and reinvest an equivalent amount in other investment options as described in Section 2.3.

Section 2.3. At least three investment options (other than employer securities) must be offered to Participants described in Section 2.2. Each investment option must be diversified and have materially different risk and return characteristics. Periodic reasonable divestment and reinvestment opportunities must be provided at least quarterly. Except as provided in Treasury Regulation sections 1.401(a)(35)-1(e)(2) and (3), restrictions (either direct or indirect) or conditions will not be imposed on the investment of publicly traded employer securities if such restrictions or conditions are not imposed on the investment of other plan assets.

APPENDIX 9.4
Minimum Distribution Requirements

Section 1. General Rules

1.1.	Effective Date. The provisions of this Appendix 9.4 will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.

1.2.
Precedence. The requirements of this article will take precedence over any inconsistent provisions of the Plan. However, the only benefit payment options available from the Plan are contained in Section 9.5 of the Plan. This Appendix 9.4 does not provide any benefit payment option that is not provided in such Section.

1.3.    Requirements of Treasury Regulations Incorporated. All distributions required under this Appendix 9.4 will be determined and made in accordance with the Code § 401(a)(9) Treasury Regulations.

Section 2. Time and Manner of Distribution.

2.1.    Required Beginning Date. The Participant's entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant's required beginning date.

2.2.    Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant's entire interest will be distributed, or begin to be distributed, no later than as follows:

(a)    If the Participant's surviving Spouse is the Participant's sole designated Beneficiary, then distributions to the surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or December 31 of the calendar year in which the Participant would have attained age 70 1/2 , if later.

(b)    If the Participant's surviving Spouse is not the Participant's sole designated Beneficiary, then distributions to the designated Beneficiary will be completed by

December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(c)    If there is no designated Beneficiary as of September 30 of the year following the year of the Participant's death, the Participant's entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

(d)    If the Participant's surviving Spouse is the Participant's sole designated Beneficiary and the surviving Spouse dies after the Participant but before distributions to the surviving Spouse begin, this section 2.2, other than section 2.2(a), will apply as if the surviving Spouse were the Participant.

For purposes of this section 2.2 and section 4, unless section 2.2(d) applies, distributions are considered to begin on the Participant's required beginning date. If section 2.2(d) applies, distributions are considered to begin on the date distributions are required to begin to the surviving Spouse under section 2.2(a). If distributions under an annuity purchased from an insurance company irrevocably commence to the participant before the participant’s required beginning date (or to the participant’s surviving Spouse before the date distributions are required to begin to the surviving Spouse under section 2.2(a)), the date distributions are considered to begin is the date distributions actually commence.

2.3.    Forms of Distribution. Unless the Participant's interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year all benefit payments from the Plan will be made in accordance with sections 3 and 4 of this Appendix. If the Participant's interest is distributed in a benefit payment option other than a single sum, such payments will be made in accordance with the requirements of Code § 401(a)(9) and the Treasury Regulations thereunder.

Section 3. Required Minimum Distributions During Participant's Lifetime.

3.1.    Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant's lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(a)    the quotient obtained by dividing the Participant's Account balance by the distribution period in the Uniform Lifetime Table set forth in Treasury Regulation 1.401(a)(9)-9, using the Participant's age as of the Participant's birthday in the distribution calendar year; or

(b)    if the Participant's sole designated Beneficiary for the distribution calendar year is the Participant's Spouse, the quotient obtained by dividing the Participant's Account balance by the number in the Joint and Last Survivor Table set forth in Treasury Regulation 1.401(a)(9)-9, using the Participant's and Spouse's attained ages as of the Participant's and Spouse's birthdays in the distribution calendar year.

3.2.    Lifetime Required Minimum Distributions Continue Through Year of Participant's Death. Required minimum distributions will be determined under this Section 3 beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant's date of death.

Section 4. Required Minimum Distributions After Participant's Death.

4.1.    Death On or After Date Distributions Begin.

(a)    Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant's designated Beneficiary, determined as follows:

(1)    The Participant's remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(2)    If the Participant's surviving Spouse is the Participant's sole designated Beneficiary, the remaining life expectancy of the surviving Spouse is calculated for each distribution calendar year after the year of the Participant's death using the surviving Spouse's age as of the Spouse's birthday in that year. For distribution calendar years after the year of the surviving Spouse's death, the remaining life expectancy of the surviving Spouse is calculated using the age of the surviving Spouse as of the Spouse's birthday in the calendar year of the Spouse's death, reduced by one for each subsequent calendar year.

(3)    If the Participant's surviving Spouse is not the Participant's sole designated Beneficiary, the designated Beneficiary's remaining life expectancy is calculated using the age of the designated Beneficiary in the year following the year of the Participant's death, reduced by one for each subsequent year.

(b)    No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated Beneficiary as of September 30 of the year after the year of the Participant's death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account balance by the Participant's remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

4.2.    Death Before Date Distributions Begin.

(a)    Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account balance by the remaining life expectancy of the Participant's designated Beneficiary, determined as provided in section 4.1.

(b)    No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated Beneficiary as of September 30 of the year following the year of the Participant's death, distribution of the Participant's entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

(c)    Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant's surviving Spouse is the Participant's sole designated Beneficiary, and the surviving Spouse dies before distributions are required to begin to the surviving

Spouse under section 2.2(a), this section 4.2 will apply as if the surviving Spouse were the Participant.

Section 5. Definitions. The following terms have the following meanings for purposes of this Appendix 9.4.

5.1.    Designated Beneficiary. The individual who is designated as the Beneficiary under Section 9.6 of the Plan and is the designated Beneficiary under Code § 401(a)(9) and Treasury Regulation 1.401(a)(9)-4, Q&A-1.

5.2.    Distribution calendar year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's required beginning date. For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin under section 2.2 of this Appendix. The required minimum distribution for the Participant's first distribution calendar year will be made on or before the Participant's required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant's required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

5.3.    Life expectancy. Life expectancy as computed by use of the Single Life Table in Treasury Regulation 1.401(a)(9)-9.

5.4.    Participant's Account Balance. The Account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The Account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

5.5    Required beginning date. The date specified in § 9.4 of the Plan
5.6    Coordination with Code § 401(k) and Code § 402(g). Any Pre-Tax Contributions refunded under this Section 5.2 will be disregarded for the purposes of

Code § 402(g) limitations under Section 5.3 and the Code § 401(k) limitations under Section 5.4.

Appendix 14.3
Special Provisions Relating to Mergers, Acquisitions and Other Transfers

Section 14.3.1     General. This Section describes special rules applicable to individuals who were employed by an employer acquired by an Employer Company or who otherwise became Employees of an Employer Company as a result of a corporate transaction, or who participated in a qualified plan that was merged into the Plan or the assets of which were transferred to this Plan pursuant to Section 14.3.

Any assets transferred to this Plan shall be invested as directed by the Committee pending completion of any allocations or other steps necessary or advisable to properly transfer investment authority of Merged Plan assets to the Participants in accordance with Article 7 of the Plan. Any loans outstanding under a Merged Plan will become loans under this Plan and, if the Participant is an Employee, will be repaid by payroll deduction following the merger or transfer.

Section 14.3.2     UPS Global Forwarding Services, Inc.

(a)    GFS Plan. For purposes of this Section 14.3.2, GFS Plan means the UPS Global Forwarding Services Company, Inc. Retirement/ Savings Plan, as in effect on June 30, 2001.
(b)    Merger. The assets and liabilities of the GFS Plan as of the close of business on June 30, 2001 will be merged into this Plan and will be assets and liabilities of this Plan as of July 1, 2001.
(c)    Accounts. An Account will be established under this Plan to reflect the interest of each former participant in the GFS Plan to the extent he or she does not already have an Account under this Plan. The portion of a Participant’s account under the GFS Plan attributable to his or her "after-tax contributions", if any, will become a part of his or her After-Tax Contribution Account; the portion attributable to his or her “pre-tax contributions”, if any, will become part of his or her Pre-Tax Contribution Account under this Plan; the portion attributable to his or her “rollover contributions”, if any, will become part of his or her Rollover Contribution Account under this Plan; and the remaining portion of a Participant’s account under the GFS Plan will become a part of his or her Merged Account.
Section 14.3.3     UPS Logistics Group.

(b)    LG Plan. For purposes of this Section 14.3.3, LG Plan means the UPS Logistics Group Retirement Savings Plan, as in effect on June 30, 2001.
(d)    Merger. The assets and liabilities of the LG Plan as of the close of business on June 30, 2001 will be merged into this Plan and will be assets and liabilities of this Plan as of July 1, 2001.
(e)    Accounts. An Account will be established under this Plan to reflect the interest of each former participant in the LG Plan to the extent he or she does not already have an Account under this Plan. The portion of a Participant’s account under the LG Plan attributable to his or her "after-tax contributions", if any, will become a part of his or her After-Tax Contribution Account; the portion attributable to his or her “pre -tax contributions”, if any, will become part of his or her Pre-Tax Contribution Account under this Plan; the portion attributable to his or her “rollover contributions”, if any, will become part of his or her Rollover Contribution Account under this Plan; and the remaining portion of a Participant’s account under the LG Plan will become a part of his or her Merged Account.
Section 14.3.4    Sonic Air, Inc.

(a)    SA Plan. For purposes of this Section 14.3.4, SA Plan means the Sonic Air, Inc. 401(k) Plan, as in effect on June 30, 2001.
(b)    Merger. The assets and liabilities of the SA Plan as of the close of business on June 30, 2001 will be merged into this Plan and will be the assets and liabilities of this Plan as of July 1, 2001.
(c)    Accounts. An Account will be established under this Plan to reflect the interest of each former participant in the SA Plan to the extent he or she does not already have an Account under this Plan. The portion of a Participant’s Merged Account attributable to his or her "after-tax contributions", if any, will become a part of his or her After-Tax Contribution Account; the portion attributable to his or her “pre -tax contributions”, if any, will become part of his or her Pre-Tax Contribution Account under this Plan; and the portion attributable to his or her “rollover contributions”, if any, will become part of his or her Rollover Contribution Account under this Plan; and the remaining portion of a Participant’s account, if any, under the SA Plan will become part of his or her Merged Account.
Section 14.3.5     Trans-Border Customs Services, Inc.

(a)    TBCS. For purposes of this Section 14.3.5, TBCS Plan means the Trans-Border Customs Services Profit Sharing Plan, as in effect on June 30, 2001

(b)    Merger. The assets and liabilities of the TCBS Plan as of the close of business on June 30, 2001 will be merged into this Plan and will be assets and liabilities of this Plan as of July 1, 2001.
(a)    Accounts. An Account will be established under this Plan to reflect the interest of each former participant in the TCBS Plan to the extent he or she does not already have an Account under this Plan. The portion of a Participant’s Merged Account attributable to his or her "after-tax contributions", if any, will become a part of his or her After-Tax Contribution Account; the portion attributable to his or her “pre -tax contributions”, if any, will become part of his or her Pre-Tax Contribution Account under this Plan; and the portion attributable to his or her “rollover contributions”, if any, will become part of his or her Rollover Contribution Account under this Plan; and the remaining portion of a Participant’s account, if any, under the TCBS Plan will become a part of his or her Merger Account.
Section 14.3.6     Overnite Corporation and Overnite Transportation Company

(a)    Overnite Plan. For purposes of this Section 14.3.7, Overnite Plan means the Overnite Transportation Company Tax Reduction Investment Plan, as in effect immediately prior to the transfer of its assets and liabilities into this Plan effective on or about February 28, 2006.
(b)    Merger. The assets and liabilities of the Overnite Plan will be merged with and into this Plan on or about February 28, 2006.
(c)    Accounts. An Account will be established under this Plan to reflect the interest of each former participant in the Overnite Plan to the extent he or she does not already have an Account under this Plan. The portion of a Participant’s account under the Overnite Plan attributable to his or her "salary deferrals" and “catch-up contributions”, if any, will become part of his or her Pre-Tax Contribution Account under this Plan; the portion attributable to his or her “rollover contributions”, if any, will become part of his or her Rollover Contribution Account under this Plan; and the remaining portion of a Participant’s account under the Overnite Plan will become a part of his or her Merged Account under this Plan.
(d)    In-Service Distribution. A Participant who has a Merged Account attributable to assets transferred from the Overnite Plan to this Plan on or about February 28, 2006 may withdraw all or any portion of this or her entire Account balance pursuant to Section 9.8(b) of the Plan (59 ½ Withdrawal).
(e)    2006 Plan Year Non-Discrimination Testing. Effective January 1, 2006, Article V, Limitations of Contributions and Allocations, of this Plan shall apply to any elective contributions a Participant made to the Overnite Plan during the 2006 Plan Year.
Section 14.3.7     Motor Cargo

(a) Motor Cargo Plan. For purposes of this Section 14.3.7, Motor Cargo Plan means the Motor Cargo Profit Sharing Plan, as in effect immediately prior to the transfer of its assets and liabilities into this Plan effective on or about February 28, 2006.
(b) Merger. The assets and liabilities of the Motor Cargo Profit Sharing Plan attributable to (i) participants who are employees as of December 31, 2005 and whose terms and conditions of employment are not governed by a collective bargaining agreement and (ii) terminated vested participants whose terms and conditions of employment as of their most recent termination date were not governed by a collective bargaining agreement, will be merged with and into this Plan effective on or about February 28, 2006.
(c) Accounts. An Account will be established under this Plan to reflect the interest of each former participant who had an account balance transferred from the Motor Cargo Plan to the extent he or she does not already have an Account under this Plan. The portion of a Participant’s account under the Motor Cargo Plan attributable to his or her "deferral contributions" and “catch-up contributions”, if any, will become part of his or her Pre-Tax Contribution Account under this Plan; the portion attributable to his or her “rollover contributions”, if any, will become part of his or her Rollover Contribution Account under this Plan; and the remaining portion of a Participant’s account under the Motor Cargo Plan will become a part of his or her Merged Account.
(d) In-Service Distribution Amounts. A Participant who has a Merged Account attributable to assets transferred from the Motor Cargo Plan to this Plan on or about February 28, 2006 may withdraw all or any portion of that Merged Account balance pursuant to Section 9.8(b) of the Plan (59 ½ Withdrawal). Additionally, a Participant who receives an in-service hardship distribution from the Motor Cargo Plan and who would be prevented from making contributions to the Motor Cargo Plan after December 31, 2005 as a result of such withdrawal, will to be subject to such contribution suspension under this Plan as if it were the Motor Cargo Plan.

(e) 2006 Plan Year Non-Discrimination Testing. Effective January 1, 2006, Article V, Limitations of Contributions and Allocations, of this Plan shall apply to any elective contributions a Participant made to the Motor Cargo Plan during the 2006 Plan Year.

Section 14.3.8 Coyote Logistics, LLC

(a)     Coyote Participants. For purposes of this Section 14.3.8, “Coyote Plan” means the Coyote 401(k) Savings Plan, as in effect prior to July 1, 2016. A “Coyote Transferring Participant” means any Participant who was a participant in the Coyote Plan as of June 30, 2016 as long as that Participant remains an employee of Coyote Logistics LLC on and after July 1, 2016. Coyote Transferring Participants shall become eligible to participate in the Plan effective July 1, 2016 and may enroll in the Plan in accordance with Article 2. Coyote Transferring Participants and Participants who become employees of Coyote Logistics, LLC on or after July 1, 2016 (but who have not previously participated in the Plan) are referred to in this section as “Coyote Participants.”
(b)    Eligible Compensation. Notwithstanding anything in the Plan to the contrary (including specifically but without limitation Section 1.21 of the Plan), the following shall be Eligible Compensation if paid to a Coyote Participant:
(i) The following bonuses:
(1) quarterly, annual, and bi-annual bonus
(2) intercompany bonus,
(3) pod leader bonus,
(4) referral bonus
(5) relocation bonus
(6) retention bonus
(7) sales/incentive bonus
(8) sign-on bonus
(9) spot bonus
(10) other bonuses, as designated by the Committee.

(ii)
Amounts specifically treated on the payroll of Coyote Logistics, LLC as payment for a period of paid time off or discretionary days where such Coyote Participant’s normal wages and compensation are offset by such amounts.

(c)     Pre-Tax Contribution Elections and Beneficiary Designations.
(1)     The contribution elections of Coyote Transferring Participants under the Coyote Plan shall not be transferred or preserved in this Plan.
(2)     Notwithstanding anything to the contrary in the Plan, the automatic enrollment and automatic increase provisions of Section 3.1 of the Plan shall not apply to a Coyote Participant. However, a Participant who was previously employed by another Employer Company who is transferred to Coyote Logistics, LLC shall retain any deemed contribution election that applied to such Participant immediately prior to that Participant’s transfer to Coyote Logistics LLC, but the automatic increase provisions shall no longer apply to such Participant. A Coyote Participant who transfers employment to another Employer Company shall, upon transfer to the other Employer Company, be deemed to have made an Affirmative Election to contribute to the Plan in the amount and on the basis the Coyote Participant was contributing immediately prior to such transfer.
(3)     The beneficiary designations of Coyote Transferring Participants under the Coyote Plan shall not be carried over into this Plan, and each Coyote Transferring Participant must make a new beneficiary designation following the procedures set forth in Section 9.6(c) or as may be otherwise specified by the Committee.
(d)     Special Rule for SavingsPLUS Contributions to Coyote Participants. For the period beginning on July 1, 2016 and ending on December 31, 2016 (the “2016 Coyote Plan Year”), the following shall apply to SavingsPLUS Contributions for Coyote Participants instead of the rules of Section 4.1 of the Plan.
(1)    SavingsPLUS Contributions for the Short 2016 Plan Year shall be calculated based on such Coyote Participant’s Pre-Tax Contributions and Compensation earned during the 2016 Coyote Plan Year.
(2)    Instead of being credited to the Coyote Participant’s SavingsPLUS Account each Accounting Period, SavingsPLUS Contributions for Coyote Participants during the 2016 Coyote Plan Year shall be credited to the Coyote Participant’s SavingsPLUS Account as soon as practicable after December 31, 2016, but in no event later than the latest date permitted under applicable law.
(3)    No interest or earnings attributable to uncredited SavingsPLUS Contributions for the 2016 Coyote Plan Year shall accrue or be paid with regard to any period between July 1, 2016 and the date on which such contributions are credited to the Coyote Participant’s SavingsPLUS Account.
(4)    Beginning on January 1, 2017, SavingsPLUS Contributions for Coyote Participants will be calculated and allocated each Accounting Period, as described in Sections 4.1 and 4.3 of the Plan.

Appendix 15.9
Merged Plans

NAME OF MERGED PLAN	EFFECTIVE DATE OF MERGER
UPS Logistics Group Retirement Savings Plan	July 1, 2001
SonicAir, Inc. 401(k) Plan	July 1, 2001
Trans-Border Customs Services, Inc. 401(k) and Profit Sharing Plan	July 1, 2001
UPS Global Forwarding Services, Inc. Retirement/Savings Plan	July 1, 2001
Overnite Transportation Company Tax Reduction Investment Plan	February 28, 2006
Motor Cargo Profit Sharing Plan	February 28, 2006

Appendix A
Puerto Rico Qualification

Solely for purposes of administering and securing its tax qualifications in Puerto Rico, the Plan shall be subject to the following terms and conditions:
Definitions:
1.    The definition of “Affiliate” in Article I, Section 1.7, of the Plan is amended to add the following second paragraph:

“For purposes of tax qualification in Puerto Rico, “Affiliate” shall mean any corporation, trade or business other than the Employer which joins the Employer as a member of a controlled group of corporations, an affiliated services group or is under common control, as defined by Section 1081.01(a)(14) of the Puerto Rico Internal Revenue Code of 2011, as amended”.

2.    The definition of “Employer” in Article I, Section 1.22, of the Plan is amended to read as follows:

“‘Employer’ means United Parcel Service of America, Inc. and each Affiliate (or a division or unit of an Affiliate) which is designated as a participating employer in the Plan by the Employer and which adopts the Plan, or that is deemed an Employer under Section 1081.01(a)(14) of the Puerto Rico Internal Revenue Code of 2011, as amended.”

3.    The definition of “Highly Compensated Employee” in Article I, Section 1.31, of the Plan is amended to add an additional paragraph at the end of Subsection (b)(2), which shall read as follows:

“Solely for purposes of qualifying the Plan in Puerto Rico, the term “highly compensated employee” shall mean an employee who is:

(i)    an officer of the Employer;

(ii)    a shareholder that own more than five percent (5%) of the voting stock or the total value of all classes of stock of the Employer;

(iii)    that for the preceding year earned a compensation in excess of any dollar amount limitation imposed by Section 414(q)(1)(B) of the U.S. Internal Revenue Code of 1986, as amended, for the applicable Plan Year; or

(iv)    the Spouse or dependent (within the meaning of Section 1033.18(c)(1) of the Puerto Rico Internal Revenue Code of 2011) of one of the individuals listed in items (i) through (iii) of this paragraph.”

4.    Puerto Rico Eligible Compensation - means for each Participant, his or her Eligible Compensation excluding the Participant’s half month bonus and discretionary days pay off.

(a)    Puerto Rico. Subject to the rules and limitations in this Section 3.1(d) and in Article 5, except as otherwise provided, each Participant who is an Eligible Employee and who is treated by an Employer as a Puerto Rico tax resident (“Puerto Rico Employee”) may make the following contributions:
(1)    Pre-Tax Contributions through authorizing the pre-tax payroll deduction of:
(i)    from 1% to 35% (in 1% increments) of his or her Puerto Rico Eligible Compensation for each pay period;
(ii)    1% to 100%, in 1% increments, of his or her half month bonus;
(iii)    1% to 100%, in 1% increments, of his or her discretionary days pay off.
Notwithstanding the forgoing, a Puerto Rico Participant may not contribute Pre-Tax Contributions under this Section 3.1(d)(1) in excess of the following (as adjusted by Puerto Rico law):
Plan Year        Contribution Limit
2008            $8,000
2009 and 2010        $9,000
2011 and 2012        $10,000
2013 and beyond    $12,000

(2)    Each Puerto Rico Participant who will attain age 50 or older before the close of the Plan Year shall be eligible to make Catch-Up Contributions in 1% increments from 1% to 35% of his or her Puerto Rico Eligible Compensation in accordance with, and subject to the limitations of Puerto Rico law. Catch-Up Contributions shall be treated as Pre-Tax Contributions for purposes of Sections 3.5, 3.6, 3.7, 6.2 and Article VII. Catch-Up Contributions shall be credited to a Puerto Rico Participant’s Pre-Tax Contribution Account unless the Committee determines that such contributions (and investment gains or losses on such contributions) should be credited to a separate subaccount.
(3)    Each Puerto Rico Employee who has an Employment Commencement Date, Reemployment Commencement Date, or otherwise becomes eligible to participate or resumes eligibility to participate on or after January 1, 2008 shall be treated as a Targeted Participant and shall be subject to the deemed Pre-Tax Contribution election provisions of Section 3.1(b), Deemed Enrollment and Automatic Annual Increases, based on his or her Puerto Rico Eligible Compensation.
(4)    All contributions made to the Plan pursuant to this Section 3.1(d) shall comply with the requirements of Appendix A, Puerto Rico Qualification.
An election under this Section 3.1 must be made via VRU or in accordance with such other procedures prescribed by the Committee. A Participant may make an election to begin making Pre-Tax Contributions on any business day that coincides with or follows the date he or she becomes a Participant. A Participant's initial payroll deduction contribution election will be effective for the first pay period beginning after his or her election is processed and will continue while the Participant is an Eligible Employee until the Participant changes his or her election in accordance with Section 3.4 or suspends his or her contributions in accordance with Section 3.5.
The Committee has the right at any time unilaterally to reduce prospectively the amount or percentage of Pre-Tax Contributions elected by any Participant who is a Highly Compensated Employee or by all Highly Compensated Employees as a group if it determines that reduction is appropriate in light of the limitations under Section 5.4.
5.    Article III, Section 3.1(d)(1), of the Plan is amended to add the following paragraph at the end of the Section:

“The maximum Pre-Tax Contribution for a Participant for any taxable year, shall not exceed ten percent (10%) of the annual Compensation of the employee up to a maximum of eight thousand dollars ($8,000) annually, or such other amount as may be determined by the Puerto Rico Secretary of Treasury under Section 1033.09 and 1081.01(d) of the Puerto Rico Internal Revenue Code of 2011, as amended. If the employee participates in two (2) or more plans, such plans shall be treated as if they were one for the purposes of determining the amount of the limitation. For taxable years commencing on or after January 1, 2013, shall be $15,000, regardless of the employee’s annual compensation.”

6.    Article III, Section 3.1(d)(2), of the Plan is amended to add the following paragraph at the end of the Section:

“Participant who attain age fifty (50) by the end of a Plan Year will be eligible to make additional Pre-Tax Contributions for such Plan Year under this Subsection to the extent such Pre-Tax Contributions constitute Catch-up Contributions in accordance with, and subject to the maximum limits allowed, under Section 1081.01(d)(7)(C) of the Puerto Rico Internal Revenue Code of 2011, as amended. The maximum annual limit for Catch-Up Contributions shall be $1,500 per year. Such Catch-Up Contributions shall be credited to the Participant’s Pre-Tax Contribution Account of each Participant who has made such Catch-Up Contribution. Any such Catch-Up Contribution shall be paid to the Trust within the time period required under ERISA and the regulations thereunder. Any Catch-Up Contribution under this Subsection, and any deferral election relating to such contribution, shall be made in accordance with the rules and procedures adopted by the Committee.”

7.    Article V of the Plan is amended to add a new section 5.7, which shall read as follows:

“5.7    Puerto Rico Limitation on Contributions. As required by Section 1081.01(a)(11)(B) of the Puerto Rico Internal Revenue Code of 2011, as amended, the total amount of employer contributions (including the employer matching contributions and the profit sharing contributions) and the employees contributions (excluding the Rollover Contributions but including the employees’ salary deferral contributions and the after-tax contributions) that may be credited to the Participants account during any Plan Year shall not exceed any dollar amount imposed as limitation by Section 415(c) of the U.S. Internal Revenue Code of 1986, as amended, for the applicable Plan Year, or 100% of the employees Compensation (including the employees contributions hereunder) for the Plan Year or whatever other dollar limitation may be imposed by the Puerto Rico Internal Revenue Code of 2011, as amended, or the Puerto Rico Treasury Department by way of regulation or administrative determination.”

8.    Article IX, Section 9.13, of the Plan is amended to add to it a new paragraph (c), which shall read as follows:

“(c)    Puerto Rico Direct Rollover

(1)    Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this Section 9.13, a distributee, that due to his termination of employment, elects to receive all or part of the value of his Account in a single lump-sum distribution, within a single taxable year, in a distribution that otherwise meets the requirements of Section 1081.01(b)(2)(A) of the Puerto Rico Internal Revenue Code of 2011, as amended, may elect, at the time and in the manner prescribed by the Committee, to have the total amount of such distribution rolled over into another Puerto Rico qualified plan or Puerto Rico Individual Retirement Account (“IRA”), specified by the distributee.

(2)    Direct rollovers under this Section 9.13 shall be made in accordance with rules and procedures established by the Committee.

(3)    For purposes of this Section 9.13, a distributee may include (1) a Participant, and, to the extent permitted by the Puerto Rico Internal Revenue Code of 2011, as amended, or by the Puerto Rico Treasury Department, (2) a Participant’s Spouse, or (3) an alternate payee under a qualified domestic relations order who is the Spouse or former Spouse of a Participant.”

9.    Article IX is amended to add a new Section 9.21, which shall read as follows:

“9.21    Puerto Rico Taxation of Lump Sum Distribution. Under Section 1081.01(b) of the 2011 Puerto Rico Internal Revenue Code of 2011, as amended, the distribution of the entire interest of a Participant in the Plan (in excess of his or her after-tax contributions, if any), within the same taxable year, and as a result of his or her termination of employment, shall be treated as a long term capital gain taxable at a 20% rate. However, if the Plan: (i) uses a trust organized in Puerto Rico or a Puerto Rico co-trustee which will act as paying agent, and (ii) invest no less than 10% of its assets (determined on an average daily basis) in the Plan Year of the distribution and the two preceding Plan Years, in certain assets treated as located in Puerto Rico (as defined in the Puerto Rico Internal Revenue Code of 2011, as amended, and the regulations issued thereunder), the long term capital gain arising from the distribution will be taxed instead at a rate of 10%.”

10.    Article X, Section 10.1(c), of the Plan is amended to add to it a new paragraph (10), which shall read as follows:

“(10)    Any loan to a Participant that fails to meet these requirements shall be treated as a taxable distribution to the Participant and shall be subject to the withholding requirements of Section 1081.01(b)(3) of the Puerto Rico Internal Revenue Code of 2011, as amended.”

11.    Article XIV, Section 14.3, of the Plan is amended to add a new paragraph at the end of it, which shall read as follows:

“In the event of any of the above transactions, the Plan shall be subject to the tax qualification requirements of Section 1081.01(a)(3)(D) of the Puerto Rico Internal Revenue Code of 2011, as amended.”

12.    The definition of “Compensation” in Appendix 1.17 of the Plan is amended to add the following fourth paragraph:

“The maximum amount of compensation that shall be taken into account for purposes of computing contributions under the Plan, as well as discrimination testing and the limitations to benefits and contributions under Section 1081.01(a) and (d) of the Puerto Rico Internal Revenue Code of 2011, as amended, shall not exceed any amount established under Section 401(a)(17) of the U.S. Internal Revenue Code of 1986, as amended, or any other amount established by the Puerto Rico Treasury Department through regulations or administrative determinations.”

13.    These amendments shall govern the administration of the Plan, to the extent it is applicable to Participants employed in Puerto Rico (“Puerto Rico Participant”). To the extent the Plan covers any Puerto Rico Participant, it will be administered pursuant to, and in compliance with, the requirements of Sections 1033.09 and 1081.01 of the Puerto Rico Internal Revenue Code of 2011, as amended.

14.    Puerto Rico

Effective January 1, 2008, a Puerto Rico Participant may not contribute Pre-Tax Contributions in excess of the following (as adjusted by Puerto Rico law):

Plan Year        Contribution Limit
2008            $8,000
2009 and 2010        $9,000
2011 and 2012        $10,000
2013 and beyond    $12,000

Effective August 22, 2007, each Puerto Rico Participant who will attain age 50 or older before the close of the Plan Year shall be eligible to make Catch-Up Contributions in 1% increments from 1% to 35% of his or her Puerto Rico Eligible Compensation in accordance with, and subject to the limitations of Puerto Rico law; provided that the maximum percentage from August 22, 2007 to December 31, 2012 was 10%. Catch-Up Contributions shall be treated as Pre-Tax Contributions for purposes of Sections 3.5, 3.6, 3.7, 6.2 and Article VII. Catch-Up Contributions shall be credited to a Puerto Rico Participant’s Pre-Tax Contribution Account unless the Committee determines that such contributions (and investment gains or losses on such contributions) should be credited to a separate subaccount.

Each Puerto Rico Employee who has an Employment Commencement Date, Reemployment Commencement Date, or otherwise becomes eligible to participate or resumes eligibility to participate on or after January 1, 2008 and, effective January 1, 2011, each Puerto Rico Employee who satisfies the requirements described in Section 3.1(b)(4)(iv) shall be treated as a Targeted Participant and shall be subject to the deemed Pre-Tax Contribution election provisions of Section 3.1(b), Deemed Enrollment and Automatic Annual Increases, based on his or her Puerto Rico Eligible Compensation.